                                                                    Exhibit 10.4

                             CONTRIBUTION AGREEMENT

                                     Between

                           F-W OIL EXPLORATION L.L.C.

                                       and

                               FWOE PARTNERS L.P.

                                      Dated

                                 August 22, 2005

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS AND REFERENCES....................................     1
   SECTION 1.1     CERTAIN DEFINED TERMS.................................     1
   SECTION 1.2     REFERENCES, TITLES AND CONSTRUCTION...................     3

ARTICLE II. PROPERTIES TO BE CONTRIBUTED.................................     4
   SECTION 2.1     PROPERTIES TO BE CONTRIBUTED..........................     4
   SECTION 2.2     EXCLUDED PROPERTY.....................................     6

ARTICLE III. AGREED VALUE................................................     6
   SECTION 3.1     AGREED VALUE..........................................     6

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARTNER....................     6
   SECTION 4.1     ORGANIZATION AND EXISTENCE............................     6
   SECTION 4.2     POWER AND AUTHORITY...................................     6
   SECTION 4.3     VALID AND BINDING AGREEMENT...........................     6
   SECTION 4.4     NON-CONTRAVENTION.....................................     6
   SECTION 4.5     APPROVALS.............................................     7
   SECTION 4.6     LITIGATION............................................     7
   SECTION 4.7     BASIC DOCUMENTS.......................................     7
   SECTION 4.8     COMMITMENTS, ABANDONMENTS OR PROPOSALS................     8
   SECTION 4.9     PRODUCTION SALES CONTRACTS............................     8
   SECTION 4.10    AREA OF MUTUAL INTEREST AND OTHER AGREEMENTS; TAX
                   PARTNERSHIPS..........................................     9
   SECTION 4.11    PAYMENT OF EXPENSES...................................     9
   SECTION 4.12    COMPLIANCE WITH LAWS..................................     9
   SECTION 4.13    PLUGGING OBLIGATIONS..................................     9
   SECTION 4.14    GOVERNMENTAL PERMITS..................................    10
   SECTION 4.15    RESERVE REPORT INFORMATION............................    10
   SECTION 4.16    STATE OF REPAIR.......................................    10
   SECTION 4.17    NO ALIENATION.........................................    10
   SECTION 4.18    INFORMATION...........................................    10
   SECTION 4.19    NO ORAL CONTRACTS.....................................    10
   SECTION 4.20    PREFERENTIAL RIGHTS AND CONSENTS TO ASSIGN............    10
   SECTION 4.21    INTENTIONALLY OMITTED.................................    10
   SECTION 4.22    WELL AND PUD LOCATIONS................................    10
   SECTION 4.23    INSURANCE.............................................    11
   SECTION 4.24    EASEMENT RENTALS......................................    11
   SECTION 4.25    INTERCONNECTION CONTRACTS.............................    11
   SECTION 4.26    PLATFORMS.............................................    11
   SECTION 4.27    TAX PARTNERSHIPS......................................    11
   SECTION 4.28    ACCOUNTING OF FUNDS...................................    11
   SECTION 4.29    INTENTIONALLY OMITTED.................................    11
   SECTION 4.30    CONDUCT OF OPERATIONS.................................    11
   SECTION 4.31    RESTRICTIONS ON CERTAIN ACTIONS.......................    12
   SECTION 4.32    PIPELINES.............................................    12
   SECTION 4.33    GAS IMBALANCES........................................    12
   SECTION 4.34    DISCLAIMER OF WARRANTIES..............................    12
   SECTION 4.35    CASUALTY LOSS.........................................    13

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARTNERSHIP.................    13
   SECTION 5.1     ORGANIZATION AND EXISTENCE............................    13
   SECTION 5.2     POWER AND AUTHORITY...................................    13
   SECTION 5.3     VALID AND BINDING AGREEMENT...........................    13
   SECTION 5.4     NON-CONTRAVENTION.....................................    13
   SECTION 5.5     APPROVALS.............................................    14
   SECTION 5.6     PENDING LITIGATION....................................    14

ARTICLE VI. CERTAIN PRE-CLOSING COVENANTS................................    14
   SECTION 6.1     ACCESS TO FILES.......................................    14
   SECTION 6.2     PHYSICAL INSPECTION...................................    14
   SECTION 6.3     EXCULPATION AND INDEMNIFICATION.......................    14
   SECTION 6.4     PAYMENT OF EXPENSES...................................    15
   SECTION 6.5     PREFERENTIAL RIGHTS AND THIRD PARTY CONSENTS..........    15
   SECTION 6.6     RELEASE OF LIENS......................................    15
   SECTION 6.7     BONDS.................................................    15

ARTICLE VII. INTENTIONALLY OMITTED.......................................    15

ARTICLE VIII. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES TO
              CLOSE......................................................    15
   SECTION 8.1     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTNERSHIP
                   TO CLOSE..............................................    15
   SECTION 8.2     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTNER TO
                   CLOSE.................................................    16

ARTICLE IX. CLOSING OF TRANSACTION.......................................    17
   SECTION 9.1     THE CLOSING...........................................    17
   SECTION 9.2     PARTNER'S CLOSING OBLIGATIONS.........................    17
   SECTION 9.3     DELIVERY OF FILES.....................................    17
   SECTION 9.4     ASSUMPTION OF OBLIGATIONS.............................    17

ARTICLE X. CERTAIN ACCOUNTING ADJUSTMENTS................................    18
   SECTION 10.1    ADJUSTMENTS...........................................    18
   SECTION 10.2    CLOSING AND POST-CLOSING ACCOUNTING SETTLEMENTS.......    19
   SECTION 10.3    NO SALES TAXES........................................    19

ARTICLE XI. ACTIONS......................................................    19
   SECTION 11.1    OPERATIONAL TRANSITION................................    19
   SECTION 11.2    SEISMIC DATA..........................................    20

ARTICLE XII. INDEMNIFICATION.............................................    20
   SECTION 12.1    INDEMNIFICATION OBLIGATIONS...........................    20
   SECTION 12.2    LIMITATIONS ON INDEMNITIES............................    20
   SECTION 12.3    NOTICE OF CLAIM.......................................    21
   SECTION 12.4    PLUGGED WELLS.........................................    21
   SECTION 12.5    EXCLUSIVE REMEDY......................................    21
   SECTION 12.6    RETAINED LIABILITY....................................    21

ARTICLE XIII. CASUALTY LOSS..............................................    22
   SECTION 13.1    CASUALTY LOSS.........................................    22

ARTICLE XIV. NOTICES.....................................................    22
   SECTION 14.1    NOTICES...............................................    22

ARTICLE XV. COMMISSIONS..................................................    23
   SECTION 15.1    COMMISSIONS...........................................    23

ARTICLE XVI. INTENTIONALLY OMITTED.......................................    23

ARTICLE XVII. MISCELLANEOUS MATTERS......................................    23
   SECTION 17.1    SURVIVAL OF PROVISIONS................................    23
   SECTION 17.2    FURTHER ASSURANCES....................................    23
   SECTION 17.3    RECORDING.............................................    23
   SECTION 17.4    BINDING EFFECT; ASSIGNMENT OF AGREEMENT...............    24
   SECTION 17.5    IMBALANCES............................................    24
   SECTION 17.6    EXPENSES..............................................    24
   SECTION 17.7    ENTIRE AGREEMENT - TIME OF THE ESSENCE................    24
   SECTION 17.8    PUBLIC STATEMENTS.....................................    24
   SECTION 17.9    INJUNCTIVE RELIEF; EXCLUSION OF CONSEQUENTIAL AND
                   EXEMPLARY DAMAGES.....................................    24
   SECTION 17.10   AMENDMENTS............................................    25
   SECTION 17.11   GOVERNING LAW.........................................    25
   SECTION 17.12   MULTIPLE COUNTERPARTS; FAX............................    25
   SECTION 17.13   SEVERABILITY..........................................    25

                                TABLE OF EXHIBITS

EXHIBIT A         DESCRIPTION OF PROPERTIES
EXHIBIT A-2       EXCLUDED PROPERTY
EXHIBIT B         PIPELINE
EXHIBIT C         WELL AND PUD LOCATIONS
EXHIBIT 1.1(G)    EASEMENTS
EXHIBIT 1.1(I)    OIL AND GAS PROPERTIES CONTRACTS
EXHIBIT 1.1(II)   PIPELINE CONTRACTS
EXHIBIT 4.6       LITIGATION
EXHIBIT 4.6(B)    PERSONNEL WITH KNOWLEDGE--PARTNER
EXHIBIT 4.7       BASIC DOCUMENTS
EXHIBIT 4.8       COMMITMENTS, ABANDONMENTS OR PROPOSALS
EXHIBIT 4.9       SCHEDULE OF PRODUCTION SALES CONTRACTS
EXHIBIT 4.13      SCHEDULE OF PLUGGING OBLIGATIONS
EXHIBIT 4.14      SCHEDULE OF NON-TRANSFERABLE GOVERNMENTAL PERMITS
EXHIBIT 4.15      PRODUCTION DECLINES
EXHIBIT 4.23      INSURANCE
EXHIBIT 4.24      EASEMENT RENTALS
EXHIBIT 4.25      CONTRACTS ALLOWING INTERCONNECT TO PIPELINE
EXHIBIT 4.31      RESTRICTIONS ON CERTAIN ACTIONS
EXHIBIT 6.5       ALLOCATION OF VALUE
EXHIBIT 6.6       LIENS
EXHIBIT 6.7       BONDS
EXHIBIT 9.2(A)    CONVEYANCE

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT dated August 22, 2005 (THE "CLOSING DATE"), is made by and between F-W OIL EXPLORATION L.L.C., a Delaware limited liability company ("PARTNER"), and FWOE PARTNERS L.P., a Texas limited partnership ("PARTNERSHIP").

                                   WITNESSETH:

     WHEREAS, Partner desires to contribute, bargain, assign, transfer and convey to Partnership, and Partnership desires to accept, certain oil and gas properties and related assets; and

     WHEREAS, Partner and Partnership deem it in their mutual best interests to execute and deliver this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Partner and Partnership do hereby agree as follows:

                                   ARTICLE I.

                           DEFINITIONS AND REFERENCES

     SECTION 1.1 CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
SECTION 1.1 or in the section, subsections or other subdivisions referred to below:

     "AGREED VALUE" shall have the meaning assigned to such term in SECTION 3.1.

     "AGREEMENT" shall mean this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

     "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to that term in SECTION 4.12.

     "BASIC DOCUMENTS" shall have the meaning assigned to such term in SECTION 4.7.

     "CLOSING" shall have the meaning assigned to such term in SECTION 9.1.

     "CLOSING DATE" shall have the meaning assigned to such term in the opening paragraph.

     "CLOSING DOCUMENTS" shall mean this Contribution Agreement, the Conveyance, and the other documents executed and delivered at the Closing pursuant to the provisions of Article IX.

     "CODE" shall mean the Internal Revenue Code, of 1986, as amended from time to time, and any successor statute thereto.

     "CONTRACTS" shall have the meaning assigned to such term in SECTION 2.1(I).

     "CONTRIBUTION PERCENTAGE" means 60.08%.

     "CONVEYANCE" shall have the meaning assigned to such term in SECTION
9.2(A).


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

     "EASEMENTS" shall have the meaning assigned to such term in SECTION 2.1(G).

     "EFFECTIVE DATE" shall have the meaning assigned to such term in SECTION 9.2(A).

     "EXCLUDED PROPERTY" shall have the meaning assigned to such term in SECTION 2.2.

     "FINAL CLOSING STATEMENT" shall have the meaning assigned to such term in
Section 10.2(b).

     "FINAL SETTLEMENT DATE" shall have meaning assigned to such term in Section 10.2(b).

     "INDEMNIFICATION PERIODS" shall have the meaning assigned to such term in
Section 17.1.

     "INDEMNITEE" shall have the meaning assigned to such term in SECTION 12.2.

     "INSPECTIONS" shall have the meaning assigned to such term in SECTION 6.3.

     "LIMITED PARTNER" shall mean TIFD III-X LLC, a Delaware limited liability company.

     "LITIGATION CLAIM" shall have the meaning assigned to such term in SECTION 12.6.

     "MATERIAL ADVERSE EFFECT" or any similar phrase, shall mean with respect to Partnership or the Properties, anything that would reduce the value of any Properties or impose any obligation, liability or expense upon Partnership, by an amount greater than $10,000. "MATERIAL" shall mean (a) anything that would
(i) reduce the value of the Properties to Partnership or (ii) impose an obligation or liability upon Partnership, by an amount greater than $10,000 and
(b) any part of the Properties that has a value greater than $10,000.

     "MMS" shall mean Mineral Management Services of the United States Department of Interior.

     "OFFSHORE PROPERTIES" shall mean those Properties located in the Outer Continental Shelf - Gulf of Mexico Region.

     "OIL AND GAS PROPERTIES" shall have the meaning assigned to such term in
SECTION 2.1.

     "OPERATING AGREEMENT PROPERTIES" shall have the meaning assigned to such term in SECTION 4.28.

     "PARTNERSHIP" shall have the meaning assigned to such term in the opening paragraph.

     "PARTNERSHIP AGREEMENT" shall mean that certain Amended and Restated Agreement of Limited Partnership dated as of even date herewith by and between the Partner and the Limited Partner.

     "PARTNERSHIP'S LOSSES" shall have the meaning assigned to such term in
SECTION 12.1(A).

     "PERMITS" shall have the meaning assigned to such term in SECTION 2.1(F).

     "PIPELINE" shall have the meaning assigned to such term in SECTION 2.1(E).

     "PLUGGING AND ABANDONMENT" shall have the meaning assigned to such term in
SECTION 9.5(B).


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

     "PRELIMINARY CLOSING STATEMENT" shall have the meaning assigned to such terms in Section 10.2(a).

     "PROCEEDINGS" shall have the meaning assigned to such term in SECTION 4.6.

     "PROPERTIES" shall have the meaning assigned to such term in SECTION 2.1.

     "REPRESENTATIVES" shall have the meaning assigned to such term in SECTION 6.1.

     "RESERVE REPORT" shall have the meaning assigned to such term in SECTION 4.15.

     "ROUTINE GOVERNMENTAL APPROVALS" shall have the meaning assigned to such term in SECTION 4.4.

     "PARTNER" shall have the meaning assigned to such term in the opening.

     "PARTNER'S LOSSES" shall have the meaning assigned to such term in SECTION 12.1(B).

     "SCHEDULED PRODUCTION SALES CONTRACTS" shall have the meaning assigned to such term in SECTION 4.9 .

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

     "WARRANTIES" shall have the meaning assigned to such term in SECTION
2.1(H).

     SECTION 1.2 REFERENCES, TITLES AND CONSTRUCTION.

          (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

          (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

          (c) The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

          (d) Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

          (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

          (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

          (g) The word "or" is not intended to be exclusive and the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

          (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

          (i) All references herein to "$" or "dollars" shall refer to U.S. Dollars.

          (j) The Exhibits listed in Table of Exhibits are attached hereto. Each such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

          (k) Anything contemplated, permitted and done pursuant to the terms of the Partnership Agreement shall not be deemed a breach of any representation or warranty contained herein.

          (l) There is a Purchase and Sale Agreement, dated of even date herewith in which Frank C. Wade, F-Wade Holdings, Ltd., and F-W Oil Interests, Inc. sold interests in the Properties (defined below) to Partnership and anything contemplated, permitted and done pursuant to the terms of such purchase and sale agreement shall not be a breach of any representation or warranty contained herein.

                                   ARTICLE II.

                          PROPERTIES TO BE CONTRIBUTED

     SECTION 2.1 PROPERTIES TO BE CONTRIBUTED. Partner agrees to contribute, and Partnership agrees to accept, pursuant to Section 3.1(a) of the Partnership Agreement, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

          (a) The Contribution Percentage of the properties, including the Contribution Percentage of the working interest and net revenue interest percentages therein, all as described on EXHIBIT A attached hereto and made a part hereof for all purposes;

          (b) Without limitation of the foregoing, all right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Partner in and to the oil, gas and other minerals in and under or that may be produced from the lands, leases, and wells described in EXHIBIT A hereto (including, without limitation, interests in oil, gas and/or mineral leases, overriding royalties, production payments, net profits interests, fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in the description set forth in EXHIBIT A, or be described in such EXHIBIT A by reference to another instrument (and subject to any depth limitation that may be set forth in such EXHIBIT A or in any such instrument referred to for description);

          (c) All rights, titles and interests of Partner in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations, designations and/or orders (including, without limitation, those described on EXHIBIT A hereto) and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the properties described in subsections (a) and (b) above;

          (d) All rights, titles and interests of Partner in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, platforms, buildings, saltwater disposal facilities, injection facilities, compression facilities, gathering systems, and other equipment) used in connection with the exploration, development, operation or maintenance of the properties described in subsections (a), (b) and (c) above, and, to the extent assignable, in and to all permits and licenses (including, without limitation, all environmental and other governmental permits, licenses and authorizations), rights of way, easements, and other rights of surface use and other rights and interests used in connection with the exploration, development, operation or maintenance of the properties described in subsections (a), (b) and (c) above;

          (e) All right, title and interest of the Partner in the pipeline and appurtenant, equipment, facilities and fixtures which are described on EXHIBIT B, attached hereto and made part hereof (the "PIPELINE");

          (f) All right, title and interest of Partner in, to the extent assignable, any and all permits, licenses and governmental authorizations that are necessary or appropriate for the construction, installation, operation, maintenance, repair, replacement and ownership of the Pipeline (the "PERMITS");

          (g) All right, title and interest of Partner in the easements, right-of-way agreements, surface site leases or other interests described on EXHIBIT 1.1(G) attached hereto and made part hereof and any other easements, or right-of-way agreements owned by Partner that are used for the ownership, operation, maintenance, repair or replacement of the Pipeline (the "EASEMENTS");

          (h) All unexpired warranties, claims, rights, or causes of action Partner may have against third parties that relate to the Pipeline, Easements, and Permits to the extent assignable (the "WARRANTIES");

          (i) All right, title and interest of Partner in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts which (i) relate to any of the properties described in subsections (a), (b) and (c) above; and (ii) are listed on
     EXHIBIT 1.1(I) attached hereto and made a part hereof and further including those to construct, maintain and operate the Pipeline listed on EXHIBIT 1.1(II) (all the foregoing herein collectively called the "CONTRACTS"); and

          (j) All of Partner's lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys to the extent such transfer is allowed without breaching of any agreements underlying such seismic records and surveys and expressly (not including any seismic data), gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above and that are assignable without the payment of additional fees or other charges.

The properties and interests specified in PARAGRAPHS (A), (B) AND (C) are herein sometimes collectively called the "OIL AND GAS PROPERTIES," and the properties and interests specified in PARAGRAPHS (A) through (J) of are herein sometimes collectively called the "PROPERTIES."

     SECTION 2.2 EXCLUDED PROPERTY. The property, assets, contracts and other rights in SECTION 2.1 specifically excludes the property, assets, contracts and other rights described in EXHIBIT A-2 (such excluded property, assets, contracts and other rights referred to herein as the "EXCLUDED PROPERTY").

                                  ARTICLE III.

                                  AGREED VALUE

     SECTION 3.1 AGREED VALUE. The parties agree that the Properties shall have a value of $42,957,200.00 (the "AGREED VALUE"). The Agreed Value shall be adjusted as provided in ARTICLE X (the Agreed Value, as so adjusted, and as the same may be otherwise adjusted by the mutual agreement of the parties, being called the "ADJUSTED AGREED VALUE"). The Agreed Value shall be allocated among the Properties in a manner consistent with Exhibit 6.5. Partner and Partnership shall report the transactions contemplated hereby on all Federal tax returns (including information returns and supplements thereto required to be filed by the parties under Internal Revenue Code) in a manner consistent with such allocation, with such additional detail as is needed to take into account equipment included as a part of any particular property identified on Exhibit 6.5.

                                   ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PARTNER

     Partner represents to Partnership, as of the date of this Agreement that:

     SECTION 4.1 ORGANIZATION AND EXISTENCE. Partner is a limited liability corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Partner is duly qualified to transact business and is in good standing in the State of Texas. Partner is duly qualified by the MMS to hold leasehold interests in the Offshore Properties.

     SECTION 4.2 POWER AND AUTHORITY. Partner has the power and authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Partner in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Partner of this Agreement and each other agreement, instrument, or document executed or to be executed by Partner in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Partner.

     SECTION 4.3 VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Partner and constitutes, and each other agreement, instrument, or document executed or to be executed by Partner in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Partner and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Partner, enforceable against it in all material respects in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     SECTION 4.4 NON-CONTRAVENTION. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals ("ROUTINE GOVERNMENTAL APPROVALS") required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing and which Partner has no reason to believe cannot be obtained, neither the execution, delivery, or performance by Partner of this Agreement or any of the other Closing Documents nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the charter, bylaws or other governing instruments of Partner, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any material lease, contract, agreement, or other instrument or obligation to which Partner is a party or by which Partner or any of its properties may be bound that could reasonably be expected to have a Material Adverse Effect on the ownership, exploration, development, maintenance, operation, value or use of any of the Properties, (c) result in the creation or imposition of any lien or other encumbrance upon the Properties, or (d) violate any applicable law, rule or regulation binding upon Partner or the Properties.

     SECTION 4.5 APPROVALS. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing and which Partner has no reason to believe cannot be obtained and except for approvals from the federal government with respect to the transfer of the federal leases, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Partner in connection with the execution, delivery, or performance by Partner of this Agreement or any of the other Closing Documents.

     SECTION 4.6 LITIGATION. Except as set forth on EXHIBIT 4.6, there are no suits, actions, claims, notices of violation or other judicial, administrative or arbitral proceedings (collectively, "PROCEEDINGS") pending or existing with respect to which Partner has been served or has received notice, and to Partner's Knowledge (which, as used in this Agreement, shall mean to the actual knowledge of executive personnel of Partner listed on EXHIBIT 4.6(B), in its office located at the address set forth in SECTION 14.1), there are no other Proceedings or investigations pending or threatened against Partner or which relate to the Properties (including without limitation, Proceedings pursuant to Applicable Environmental Laws, as defined herein, and Proceedings challenging or pertaining to Partner's title to any of the Properties), or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.7 BASIC DOCUMENTS.

          (a) To Partner's Knowledge:

               (i) the following are in full force and effect and constitute valid and binding obligations of the parties thereto:

                    (A) the oil, gas and or/or mineral leases, to the extent
               Partner's interest in which comprise parts of the Oil and Gas Properties; and

                    (B) the Contracts, Permits and Easements, to the extent
               comprising any part of the Properties.

     (Such leases and all of such Contracts, Permits and Easements are described in (A) and (B)above are herein called the "BASIC DOCUMENTS");

               (ii) all contracts and agreements which are Basic Documents are disclosed on EXHIBIT 4.7.

          (b) To Partner's Knowledge, (i) Partner is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under the Basic Documents, and (ii) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists, in each case to the extent such breach or default (whether by Partner or such a third party) could reasonably be expected to materially adversely affect the ownership, exploration, development, maintenance, operation, value or use of any of the Property after the Effective Date; and

          (c) To Partner's Knowledge, (i) all payments (including all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) due and payable on or before the Effective Date by Partner under the Basic Documents have been paid and (ii) such payments due and payable by third parties on or before the Effective Date where the non-payment of same by a third party could materially and adverse affect the ownership, exploration, development, operation, maintenance, value or use of any of the Oil and Gas Properties after the Effective Date have been paid, in each case except for amounts that are being contested in good faith.

     For the purposes of the representations contained in this Section (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of material rights of Partner under a Basic Document, shall be considered material.

     SECTION 4.8 COMMITMENTS, ABANDONMENTS OR PROPOSALS. Except as set forth in
EXHIBIT 4.8:

          (a) Partner has incurred no expenses, and has made no commitments to make expenditures (including Partner has not entered into any agreements that would obligate Partnership to make expenditures), in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of the Oil and Gas Properties;

          (b) Partner has not abandoned any wells (or removed any material items of equipment, except those replaced by items of materially equal suitability) on the Oil and Gas Properties since the date of the Reserve Report; and

          (c) no proposals in excess of $25,000 are currently outstanding (whether made by Partner or by any other party) to drill additional wells, or to deepen, plug back, or rework existing wells, or to conduct other operations for which consent is required under the applicable operating agreement, or to conduct any other operations, or to abandon any wells, on the Oil and Gas Properties.

     SECTION 4.9 PRODUCTION SALES CONTRACTS. There exist no agreements or arrangements for the sale of production from the Oil and Gas Properties (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) other than (a) production sales contracts (in this Section, the "SCHEDULED PRODUCTION SALES CONTRACTS") disclosed in
EXHIBIT 4.9 or (b) agreements or arrangements which are cancelable on 90 days notice or less without penalty or detriment. To Partner's Knowledge, Partner is presently receiving a price for all production from (or attributable to) each Oil and Gas

Property covered by a Scheduled Production Sales Contract as computed in accordance with the terms of such contract, and is not having deliveries of gas from any Oil and Gas Property subject to a Scheduled Production Sales Contract curtailed substantially below the contract quantity specified in such Scheduled Production Sales Contract.

     SECTION 4.10 AREA OF MUTUAL INTEREST AND OTHER AGREEMENTS; TAX PARTNERSHIPS. No Oil and Gas Property is subject to (or has related to it) any area of mutual interest agreements. No Oil and Gas Property is subject to (or has related to it) any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date.

     SECTION 4.11 PAYMENT OF EXPENSES. To Partner's Knowledge, all expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Properties, and all severance, production, ad valorem, windfall profit and other similar taxes) relating to the ownership or operation of the Properties, have been, and are being, paid (timely, and before the same become delinquent) by Partner, except such expenses and taxes as are disputed in good faith by Partner and for which an adequate accounting reserve has been established by Partner.

     SECTION 4.12 COMPLIANCE WITH LAWS.

          (a) To Partner's Knowledge, the ownership and operation of the Properties, has been in conformity, in all material respects, with all applicable laws, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, relating to the Properties;

          (b) Without in any way limiting the foregoing representations, to Partner's Knowledge, the Properties are not in any material violation of, or subject to, any material remedial obligations under, any and all applicable laws, rules, regulations, statutes, ordinances, codes or other legally enforceable requirements (including, without limitation, common law) of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or human health and safety or orders pertaining to health or the environment (hereinafter collectively called "APPLICABLE ENVIRONMENTAL LAWS");

          (c) To Partner's Knowledge, no hazardous substances or solid wastes (as defined in the Applicable Environmental Laws) (i) have been generated on the Properties and disposed of in violation of Applicable Environmental Laws or (ii) have been disposed of or released on or onto the Properties, except for immaterial leaks and spills ordinarily encountered in oil and gas operations which could not reasonably be expected to give rise to a material remedial obligation or which have been cleaned up in accordance with customary industry practices;

          (d) Without limitation of the foregoing, as to all Properties, to Partner's Knowledge, there are no underground storage tanks, polychlorinated biphenyls, products containing polychlorinated biphenyls, asbestos or asbestos containing materials other than asbestos or asbestos containing materials that do not require immediate remediation or create any current liability for its presence; and

          (e) To Partner's Knowledge all oil and gas wells comprising a part of the Properties have been drilled and completed within the boundaries of the applicable leases or within limits otherwise permitted by a valid and enforceable pooling, unit, or other agreement or contract or by applicable law.

     SECTION 4.13 PLUGGING OBLIGATIONS. Except for wells listed on EXHIBIT 4.13 which includes shut in wells waiting for pipeline connections, there are no dry holes, or shut in or otherwise inactive wells, saltwater disposal wells, or producing wells not listed in the Reserve Report located on the Oil and Gas Properties or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned.

     SECTION 4.14 GOVERNMENTAL PERMITS. Partner has all governmental licenses or permits necessary or appropriate to (i) own and operate the Oil and Gas Properties as presently being owned and operated and (ii) build, install, operate and maintain the Pipeline and connect any wells owned by Partnership on the Properties; and such licenses, permits and filings are in full force and effect (and, except for those permits listed on EXHIBIT 4.14, are transferable to Partnership), and Partner has not received written notice of any violations in respect of any such licenses or permits.

     SECTION 4.15 RESERVE REPORT INFORMATION. Except with respect to projections, estimates and interpretations and pricing with respect to which Partner makes no representation or warranty, to Partner's Knowledge, all historical information furnished by Partner, or its representatives, to Partnership or to Cawley, Gillespie & Associates, Inc. in connection with the preparation of a reserve report (the "RESERVE REPORT") with respect to the Oil and Gas Properties dated as of April 1, 2005 are true and correct in all material respects. From April 1, 2005, until Closing, production has not decreased, individually on a well-by-well basis or in the aggregate, from Partner's historical production from the Properties other than (i) normal decrease in production rates over time, (ii) temporary suspensions of production due to maintenance or repair operations on any wells, or (iii) as to those wells set forth on EXHIBIT 4.15.

     SECTION 4.16 STATE OF REPAIR. To Partner's Knowledge, the Properties are in a state of repair so as to be reasonably adequate for normal operations.

     SECTION 4.17 NO ALIENATION. Except for those Properties ultimately conveyed to Partnership under the Purchase and Sale Agreement with Frank C. Wade, F-Wade Holdings, Ltd., and F-W Oil Interests, Inc. of even date herewith, within 120 days of the date hereof, Partner has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Properties.

     SECTION 4.18 INFORMATION. Except with respect to projections, estimates and interpretations and pricing with respect to which Partner makes no representations, to Partner's Knowledge, all of the information (written or oral) heretofore or hereafter furnished by Partner taken in the aggregate with respect to the Properties is true and correct in all material respects, and, to Partner's Knowledge, does not omit any information that is necessary to prevent such information in the light of the circumstances under which it was provided from being misleading in any material respect.

     SECTION 4.19 NO ORAL CONTRACTS. Partner has not entered into any material oral contract with respect to the Properties which is still in force and effect.

     SECTION 4.20 PREFERENTIAL RIGHTS AND CONSENTS TO ASSIGN. To Partner's Knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties (which have not been obtained by the date of this Agreement) in order for Partner to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Partner.

     SECTION 4.21 INTENTIONALLY OMITTED.

     SECTION 4.22 WELL AND PUD LOCATIONS. To Partner's Knowledge, the location of each well and PUD (if drilled) listed on EXHIBIT C complies in all material respects with (or in the case of a PUD would comply with) all applicable laws and all applicable rules, regulations and orders of governmental agencies having jurisdiction.

     SECTION 4.23 INSURANCE. As of the Effective Date, and as shown on EXHIBIT
4.23 Partner has insurance covering the Properties, in the amounts and scope shown on such Exhibit.

     SECTION 4.24 EASEMENT RENTALS. Except for those listed on EXHIBIT 4.24, none of the Easements require the payment of a rental or other periodic fee in order to maintain them in full force and effect. All such rentals or other periodic fees due prior to the Effective Date under the Easements have been paid in full, except for funds in suspense accounts, and all taxes due and owing in respect thereof have been paid in full.

     SECTION 4.25 INTERCONNECTION CONTRACTS. Except for those Contracts listed on EXHIBIT 4.25, none of the Contracts obligate Partner to use the Property to transport, gather or compress gas, or give any party the right to interconnect pipeline or other facilities with the Pipeline.

     SECTION 4.26 PLATFORMS. All platforms, governed by the MMS, which are included in the Properties have satisfactorily passed their most recent MMS annual platform surveys, and there are no unresolved incidents of noncompliance.

     SECTION 4.27 TAX PARTNERSHIPS. None of the Properties are subject to a tax partnership, including, without limitation, any of the Properties that are subject to any operating agreement or other arrangement under which the parties thereto have not made an effective election pursuant to Section 761 of the Internal Revenue Code of 1986 (herein called the "INTERNAL REVENUE CODE") and the Treasury Regulations promulgated thereunder, to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Code.

     SECTION 4.28 ACCOUNTING OF FUNDS. There are no Oil and Gas Properties where
(i) parties other than Partner own working interests in the lands and depths covered by such Oil and Gas Properties (or in the units in which such Oil and Gas Properties participate) and (ii) Partner serves as operator, for itself and such other parties (herein sometimes called "NON-OPERATORS"), of such lands and depths (or units) (such lands and depths, and units, are herein called the "OPERATING AGREEMENT PROPERTIES").

     SECTION 4.29 INTENTIONALLY OMITTED.

     SECTION 4.30 CONDUCT OF OPERATIONS.

          (a) With respect to Properties on which Partner is not an operator, to Partner's Knowledge, during the period of time beginning on the Effective Date and ending on the Closing Date the operator (i) continued the routine operation of the Properties in the ordinary course of business as would a prudent operator, (ii) in all material respects, operated the Properties in conformity with all applicable law, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, (iii) in all material respects, acted in conformity with all oil, gas and/or mineral leases, and in conformity with all Basic Documents other than such leases, and (iv) in all material respects, fulfilled all obligations (including all obligations to make payments under leases or other Basic Documents) under such leases, and under such other Basic Documents and under such laws, rules, regulations and orders (without limitation of the foregoing, the failure to perform an obligation, when such failure could result in forfeiture or termination of rights of Partner under a Basic Document, shall be considered material);

          (b) With respect to Properties on which Partner is the operator, during the period of time beginning on the Effective Date and ending on the Closing Date Partner (a) continued the routine operation of the Properties in the ordinary course of business as would a prudent operator, (b) in all material respects, operated the Properties in conformity with all applicable law, and all applicable rules, regulations and orders of all governmental agencies having jurisdiction, (c) in all material respects, acted in conformity with all oil, gas and/or mineral leases, and in conformity with all Basic Documents other than such leases, and (d) in all material respects, fulfilled all obligations (including all obligations to make payments under leases or other Basic Documents) under such leases, and under such other Basic Documents and under such laws, rules, regulations and orders (without limitation of the foregoing, the failure to perform an obligation, when such failure could result in forfeiture or termination of rights of Partner under a Basic Document, shall be considered material).

     SECTION 4.31 RESTRICTIONS ON CERTAIN ACTIONS. During the period of time beginning on the Effective Date and ending on the Closing Date, except as set forth on EXHIBIT 4.31, Partner has not:

          (a) expended any funds, or made any commitments to expend funds (including entering into new agreements which would obligate Partner to expend funds), or otherwise incurred any other obligations or liabilities, in connection with the ownership or operation of the Properties after the Effective Date, other than routine expenses incurred in the normal operation of the Oil and Gas Properties, except in the event of an emergency requiring immediate action to protect life or preserve the Properties; or

          (b) except where necessary to prevent the termination of an oil and gas lease or other material agreement governing Partner's interest in the Properties, proposed the drilling of any additional wells, or proposed the deepening, plugging back or reworking of any existing wells, or proposed the conducting of any other operations which require consent under the applicable operating agreement, or proposed the conducting of any other operations other than the normal operation of the Oil and Gas Properties, or proposed the abandonment of any wells on the Oil and Gas Properties.

     SECTION 4.32 PIPELINES. To Partner's knowledge, Partner has obtained all required permits and approvals for the construction and operation of the Pipeline and has no reason to believe the required permits or approvals that are not yet due cannot be obtained without causing any material delay in the construction and use of the Pipeline. Partner believes the planned capacity available on the Pipeline would be adequate to accommodate production of the proved reserves in the Reserve Report based on usual or customary production for any wells as reflected in such report.

     SECTION 4.33 GAS IMBALANCES. As of the Effective Date there does not exist any material gas imbalances (production, gathering, processing, transportation or otherwise) which are associated with the Properties.

     SECTION 4.34 DISCLAIMER OF WARRANTIES. Other than those representations and warranties expressly set out in this Agreement and the Conveyance to be delivered at Closing, Partner hereby expressly disclaims any and all representations or warranties with respect to the Properties or the transaction contemplated hereby, and Partnership agrees that the Properties are being sold by Partner "where is" and "as is", with all faults. Specifically as a part of (but not in limitation of) the foregoing, Partnership acknowledges that, other than those representations and warranties expressly set out in this Agreement and the Conveyance to be delivered at Closing, Partner has not made, and Partner hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) with respect to the Properties INCLUDING (WITHOUT LIMITATION) TITLE TO THE PROPERTIES, THE TITLE OR CONDITION OF THE PROPERTIES, THE ESTIMATED AMOUNT OF ANY PROVED, PROBABLE OR POSSIBLE RESERVES, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, FUTURE OIL OR GAS PRICES, FUTURE CAPITAL COSTS, FUTURE OPERATING COSTS, FUTURE TAXES, RATES OF RETURN OR FACTS RELATING TO INDUSTRY-WIDE RISKS NORMALLY ASSOCIATED

WITH THE OIL AND GAS BUSINESS AND PARTNER DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. All of the disclaimers of warranties or other matters in this section are subject to the representations and warranties in
Article IV and are not meant to constitute a waiver of limitation of any claim against Partner for fraud.

     SECTION 4.35 CASUALTY LOSS. No event of any material damage by fire or other casualty to the Properties has occurred on or after the Effective Date which is not completely covered and remedied by insurance procured by Partner.

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF PARTNERSHIP

     Partnership represents to Partner, as of the date of this Agreement, that:

     SECTION 5.1 ORGANIZATION AND EXISTENCE. Partnership is a limited partnership duly organized, legally existing and in good standing under the laws of Texas. The Partnership has submitted to the MMS the documentation required to establish its qualifications to hold interests in the Offshore Properties and believes in good faith that such qualifications will be approved by the MMS.

     SECTION 5.2 POWER AND AUTHORITY. Partnership has full partnership power and partnership authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Partnership in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Partnership of this Agreement and each other agreement, instrument, or document executed or to be executed by Partnership in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of Partnership.

     SECTION 5.3 VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Partnership and constitutes, and each other agreement, instrument, or document executed or to be executed by Partnership in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Partnership and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Partnership, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     SECTION 5.4 NON-CONTRAVENTION. The execution, delivery, and performance by Partnership of this Agreement and each other agreement, instrument, or document executed or to be executed by Partnership in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the partnership agreement or other governing instruments of Partnership, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Partnership is a party or by which Partnership or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Partnership, or (d) violate any applicable law, rule or regulation binding upon Partnership.

     SECTION 5.5 APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Partnership in connection with the execution, delivery, or performance by Partnership of this Agreement and each other agreement, instrument, or document executed or to be executed by Partnership in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other the approval by the MMS of the Partnership's qualifications to hold interests in the Offshore Properties and the approval by the MMS of the transfers of the Offshore Properties to the Partnership.

     SECTION 5.6 PENDING LITIGATION. There are no pending suits, actions, or other proceedings in which Partnership is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VI.

                          CERTAIN PRE-CLOSING COVENANTS

     From the Effective Date until Closing or as otherwise indicated,

     SECTION 6.1 ACCESS TO FILES. Partner shall give, and has given, Partnership, the attorneys, Thompson & Knight L.L.P., and other representatives of all of the above (collectively, the "REPRESENTATIVES"), access during reasonable times during normal business hours, and upon reasonable advance notice, from before the date hereof until the Closing to the Properties and to any contract files, lease or other title files, production files, well files and other title files, marketing files, ownership maps and surveys relating to the Properties; copies or originals of all Easements, Contracts and Permits; all other files of Partner pertaining to the ownership and/or operation of the Properties, or to any liability assumed by Partnership and Partner has used its reasonable efforts to arrange for Partnership, and its Representatives to have access to any such files in the office of Partner. Partner is not obligated to provide Partnership with access to any records or data which Partner can not provide to Partnership without, in its reasonable opinion, breaching confidentiality agreements with other parties or that are subject to legal privilege. If Partner fails to provide any records or data because of any such confidentiality agreements, Partner shall identify, in writing, the information not provided to the extent it could do so without violating such agreement and identify the person or persons whose consent was necessary in order for Partner to disclose such records and data. All information obtained by Partnership and the Representatives shall be maintained in strict confidence, for use solely in connection with its evaluation of the Properties, and shall not be disclosed to any other party without Partner's prior written consent.

     SECTION 6.2 PHYSICAL INSPECTION. Partner shall give, and has given, Partnership or its Representatives, at reasonable times before the date of this Agreement, physical access to the Properties operated by such Partner (and shall make a good faith effort to give access to non-operated Properties) for the purpose of inspecting same. Partnership recognizes that some or all of the Properties may be operated by parties other than Partners and that each Partner's ability to obtain access to such Properties, and the manner and extent of such access, is subject to such third parties.

     SECTION 6.3 EXCULPATION AND INDEMNIFICATION. If Partnership exercises rights of access or conducts examinations or inspections (collectively the "INSPECTIONS") under SECTION 6.1 or SECTION 6.2, then (A) the Inspections shall be at Partnership's sole risk, cost and expense and Partnership waives and releases all claims against Partner (its affiliates and its and their respective directors, officers, employees, attorneys, contractors and agents) or in any way connected with the Inspections or arising in connection with the conduct of Partnership's directors, officers, employees, attorneys, contractors and agents in connection with the Inspections and (B) Partnership shall indemnify, defend and hold harmless Partner (and its affiliates and its and their respective officers, directors, employees, attorneys, contractors and agents) from any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys fees), or liens or encumbrances for labor or materials, caused by the Inspections. THE FOREGOING RELEASE AND INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF NEGLIGENCE OF PARTNER, OR ANY OTHER INDEMNIFIED PARTY (INCLUDING WITHOUT LIMITATION SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, OR ACTIVE OR PASSIVE NEGLIGENCE); PROVIDED, THAT THE FOREGOING INDEMNIFICATION SHALL NOT APPLY TO THE EXTENT THAT THE ACT OR OMISSION GIVING RISE TO THE CLAIM FOR INDEMNIFICATION AROSE OUT OF ANY PARTNER'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

     SECTION 6.4 PAYMENT OF EXPENSES. Partner shall cause all expenses (including all bills for labor, materials and supplies used or furnished for use in connection with the Property and all severance, production, windfall profit and similar taxes) relating to the ownership or operation of the Properties prior to the date of Closing to be promptly paid and discharged (on behalf of Partnership if attributable to the period after the Effective Date), except for expenses disputed in good faith.

     SECTION 6.5 PREFERENTIAL RIGHTS AND THIRD PARTY CONSENTS. Partner has requested, from the appropriate parties (and in accordance with the documents creating such rights and/or requirements), waivers of the preferential rights to purchase, or requirements that consents to assignment be obtained. Partner shall have no obligation hereunder other than to so request such waivers (i.e., Partner shall have no obligation to assure that such waivers are obtained). Upon the arrival of any exercise of additional preferential rights after the Closing Date, Partnership will tender the required interest in the Property affected by such unwaived preferential right, at the allocated portion of the Agreed Value set forth on EXHIBIT 6.5 for such affected Property (or portion thereof) to the holder, or holders, of such right. In return for tendering the Property to such holder(s), Partnership shall collect and retain such amount from such purchaser.

     SECTION 6.6 RELEASE OF LIENS. To Partner's Knowledge, all liens burdening the Properties are set forth on EXHIBIT 6.6 and Partner will cause all such liens, other than the liens created pursuant to the terms of the operating agreements, to be released before or at Closing.

     SECTION 6.7 BONDS. Attached hereto as EXHIBIT 6.7 is a list of all bonds placed by Partner with the applicable authorities for the ownership and operation of the Properties.

                                  ARTICLE VII.

                              INTENTIONALLY OMITTED

                                  ARTICLE VIII.

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES TO CLOSE

     SECTION 8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTNERSHIP TO CLOSE. The obligations of Partnership under this Agreement are subject to each of the following conditions being met:

          (a) Except for representations qualified by "material" or "materiality" in which case such representations must be true and accurate in all respects at and as of the time of Closing, each and every representation of Partner under this Agreement shall be true and accurate in all material respects at and as of the time of Closing.

          (b) Except for covenants, agreements and conditions qualified by "material" or "materiality" in which case compliance must be performed and complied with in all respects by Partner prior to or at the Closing, Partner shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Partnership) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Partner prior to or at the Closing.

          (c) Partner shall have delivered a certificate executed by the president of Partner dated the Closing Date, representing and certifying in such detail as Partnership may reasonably request that the conditions set forth in SUBSECTIONS (A) and (B) above have been fulfilled.

          (d) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or relief in connection with the consummation of the transactions contemplated by this Agreement.

          (e) All necessary waivers of preferential rights have been obtained or adequate notice has been given and the period to exercise such rights expired before the Closing Date.

          (f) The Partner and the Limited Partner shall have executed and delivered the Partnership Agreement.

     SECTION 8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTNER TO CLOSE. The obligations of Partner to consummate the transactions contemplated by this Agreement are subject to each of the following conditions being met:

          (a) Except for representations qualified by "material" or "materiality" in which case such representations must be true and accurate in all respects at and as of the time of Closing, each and every representation of Partnership under this Agreement shall be true and accurate in all material respects at and as of the time of Closing

          (b) Except for covenants, agreements and conditions qualified by "material" or "materiality" in which case compliance must be performed and complied with in all respects by Partnership prior to or at the Closing, Partnership shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Partner) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Partnership prior to or at the Closing.

          (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

          (d) The Limited Partner shall have executed and delivered the Partnership Agreement.

                                   ARTICLE IX.

                             CLOSING OF TRANSACTION

     SECTION 9.1 THE CLOSING. The closing (herein called the "CLOSING") of the transaction contemplated hereby shall take place in the offices of Vinson & Elkins LLP Houston, Texas simultaneously with the execution of this Agreement.

     SECTION 9.2 PARTNER'S CLOSING OBLIGATIONS. At the Closing, Partner shall:

          (a) execute, acknowledge and deliver to Partnership a conveyance of the Properties (the "CONVEYANCE"), in the form attached hereto as EXHIBIT 9.2(A), effective as to runs of oil and deliveries of gas as of 9:00 a.m., Central Daylight Time on April 1, 2005 (the "EFFECTIVE DATE");

          (b) deliver a copy of the resolutions adopted by the members of Partner authorizing Partner to execute and deliver this Agreement and all related documents and instruments and to perform its obligations hereunder and thereunder, which copy shall be certified by the secretary or assistant secretary of Partner;

          (c) deliver to Partnership a certificate of existence and good standing issued by the Secretary of State of Delaware and dated no earlier than five business days prior to the Closing Date;

          (d) to the extent requested by Partnership, execute and deliver to Partnership (i) letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties and (ii) an affidavit or other certification (as permitted by such code) that Partner is not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (i.e., Partner is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder); and

          (e) Partner shall execute, acknowledge and deliver to Partnership forms of conveyance or assignment as required by the applicable authorities for transfers of interests in state or federal leases included in the Properties.

     SECTION 9.3 DELIVERY OF FILES. At Closing, Partner shall deliver to the general partner of the Partnership such of Partner's contract files, lease and other title files, production files, well files and other files pertaining to the ownership and/or operation of the Properties as Partnership may request.

     SECTION 9.4 ASSUMPTION OF OBLIGATIONS. Upon Closing, Partnership agrees to assume and perform:

          (a) all liabilities, duties, and obligations of Partner that arise out of, relate to or are caused by the ownership or operation of the Properties after the Effective Date;

          (b) all liabilities and obligations with respect to Plugging and Abandonment after the Effective Date. "PLUGGING AND ABANDONMENT" means all plugging, replugging and abandonment associated with the Properties, including but not limited to, all plugging and abandonment, associated removal, disposal or restoration of the surface, site clearance and disposal of all wells, structures or personal property located on or associated with the Properties, the removal or capping and burying all associated flowlines, the recontouring of the surface and any disposal of related waste materials after the Effective Date;

          (c) all duties, liabilities and obligations that arise on or after the Effective Date under the Basic Documents;

          (d) all duties, liabilities and obligations to post surety bonds, performance bonds or guarantees related to the Properties, including those required by governmental authorities; and

          (e) all other duties, liabilities and obligations assumed by Partnership under this Agreement or the Conveyance.

                                   ARTICLE X.

                         CERTAIN ACCOUNTING ADJUSTMENTS

     SECTION 10.1 ADJUSTMENTS. Appropriate adjustments shall be made between Partnership and Partner so that (a) all expenses (including all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Properties after the Effective Date will be borne by Partnership, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Oil and Gas Properties or any existing or future well bore described in SECTION 2.1(B)(V) after the Effective Date will be received by Partnership, and (b) all expenses which are incurred in the operation of the Properties before the Effective Date will be borne by Partner and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced therefrom before the Effective Date will be received by Partner. It is agreed that, in making such adjustments: (i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and (iii) no consideration shall be given to the local, state or federal income tax liabilities of any party.

     SECTION 10.2 CLOSING AND POST-CLOSING ACCOUNTING SETTLEMENTS.

          (a) At or before Closing, the parties shall determine, based upon the best information reasonably available to them, the amount of the adjustments provided for in SECTION 10.1. Such adjustments shall be set forth in the Preliminary Closing Statement that shall be mutually agreed upon and executed by the parties at the Closing. If the amount of adjustments so determined which would result in a credit to Partnership exceed the amount of adjustments so determined which would result in a credit to Partner, the Agreed Value shall be decreased by the amount of such excess at Closing, and, if the converse is true, the Agreed Value shall be increased by the amount of such excess at Closing. Such adjustments shall constitute adjustments to the Agreed Value pursuant to
     SECTION 3.1 and the Adjusted Agreed Value shall take into account such adjustments.

          (b) On or before 90 days after Closing (the "FINAL SETTLEMENT DATE"), Partnership and Partner shall review any additional information which may then be available pertaining to the adjustments provided for in SECTION 10.1, shall determine if any additional adjustments to the Agreed Value (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing. Such additional adjustments shall be set forth in a Final Closing Statement that shall be mutually agreed upon and executed by the parties on or before the Final Settlement Date.

          (c) Should any additional items which would be the subject to adjustments provided for in SECTION 10.1 above come to the attention of Partnership or Partner after the Final Settlement Date, appropriate adjustments shall be made to the Limited Partner's capital contribution pursuant to Section 3.2(a) of the Partnership Agreement and the special distribution to the general partner of the Partnership under Section 4.3(b) of the Partnership Agreement.

     SECTION 10.3 NO SALES TAXES. No sales, transfer or similar tax will be collected at Closing from Partnership in connection with this transaction. If, however, this transaction is later deemed to be subject to sales, transfer or similar tax, at any time, for any reason, Partner agrees to be solely responsible, and shall indemnify and hold Partnership and its affiliates, and its and their directors, officers, employees, attorneys, contractors and agents harmless, for any and all sales, transfer or other similar taxes (including related penalty, interest or legal costs) due by virtue of this transaction on the Properties transferred pursuant hereto and the Partner shall remit such taxes at that time. Partner and Partnership agree to cooperate with each other in demonstrating that the requirements for any exemption from such taxes have been met.

                                   ARTICLE XI.

                                     ACTIONS

     SECTION 11.1 OPERATIONAL TRANSITION. It is understood between the parties that Partner conveyed a portion of those properties that would meet the description of Oil and Gas Properties to Frank C. Wade, F-Wade Holdings, Ltd., and F-W Oil Interests, Inc. who are sellers under the Purchase and Sale Agreement with Partnership of even date herewith ("PSA"). Pursuant to the Agreement of Limited Partnership, Partner will continue as operator of those of the Oil and Gas Properties conveyed to Partnership in which Partner owned all of the working interest in the lands and depths covered hereby both on behalf of Partner (and the sellers described in the preceding sentence) until all transfers of operations to Partnership are approved and in effect, and thereafter on behalf of Partnership. As a result, Partner shall continue to serve as operator for the interests conveyed to Partnership from the sellers described in the first sentence of this section.

     SECTION 11.2 SEISMIC DATA. To the extent Partner has access to any seismic data relating to the Properties and can share such information with Partnership without breaching the underlying seismic agreement, Partner will provide Partnership a general description of the Properties for which such information is available and permit the Partnership to review such information in Partner's offices upon written request from Partnership for same. Partner will, or will use reasonable efforts customary in the oil and gas industry to cause an affiliate to, approve the transfer of the seismic data related to the Properties to any purchaser from Partnership pursuant to the terms of the license agreements relating to such seismic data and at a fee to be paid by such purchaser that would be customarily charged for the transfer or license of such seismic data. Partner shall never be obligated to pay third parties or incur obligations to pay others in order to comply with the terms of this Section
11.2. In the event of conflict between the terms of this Section 11.2 and the Partnership Agreement, the Partnership Agreement shall control.

                                  ARTICLE XII.

                                 INDEMNIFICATION

     SECTION 12.1 INDEMNIFICATION OBLIGATIONS.

          (a) Partner shall, on the date of Closing, agree (and, upon delivery to Partnership of the Conveyance and Assignment, shall be deemed to have agreed), subject to the limitations and procedures contained in this
     ARTICLE XII and in SECTION 17.1, following the Closing, to remain responsible for and indemnify and hold Partnership, its affiliates harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses, except any punitive or exemplary damages (including court costs and attorney's fees) (collectively, "PARTNERSHIP'S LOSSES"), (i) resulting from any misrepresentation or breach of any warranty, covenant or agreement of Partner contained in this Agreement or any certificate delivered by Partner at the Closing, (ii) arising out of and relating to the ownership or operation of the Properties before the Effective Date, or (iii) arising out of, related to or caused by, any personal injury (including death) on or in connection with the Properties prior to Closing.

          (b) Partnership shall, on the date of Closing, agree (and, upon delivery to Partnership of the Conveyance and Assignment, shall be deemed to have agreed), subject to the limitations and procedures contained in this ARTICLE XII and in SECTION 17.1, following the Closing, to indemnify and hold Partner harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses, except any punitive or exemplary damages (collectively, "PARTNER'S LOSSES"), (i) resulting from any misrepresentation or breach of any warranty, covenant or agreement of Partnership contained in this Agreement or any certificate delivered by Partnership at the Closing, or (ii) arising out of and relating to or caused by the ownership or operation of the Properties after the Effective Date including but not limited to all matters relating to the environmental and physical condition of the Properties on the Closing Date, including all obligations to plug, abandon and remediate the Properties.

     SECTION 12.2 LIMITATIONS ON INDEMNITIES

     After Closing, any assertion by Partnership that Partner is liable under the terms of the indemnities provided by Section 12.1 must be made by Partnership in accordance with Section 12.3 and must be given to

Partner (or not at all) on or prior to the expiration of the applicable Indemnification Period. Partner shall be liable for all claims made under
Section 12.1 hereunder and under Section 12.1 in the PSA ("CLAIMS") to the extent all Claims exceed one hundred fifty thousand dollars ($150,000) in the aggregate and the Partner shall only be liable for the amount that such aggregate Claims exceed one hundred fifty thousand dollars ($150,000). Notwithstanding anything to the contrary contained herein, in no event shall Partner's aggregate liability under or in connection with this Agreement and the PSA exceed forty million dollars ($40,000,000) in the aggregate.

     SECTION 12.3 NOTICE OF CLAIM. If indemnification pursuant to SECTION 12.1(A) or 12.1(B) is sought, the party seeking indemnification (the "INDEMNITEE") shall give written notice to the indemnifying party of an event giving rise to the obligation to indemnify, describing in reasonable detail the factual basis for such claim, and shall allow the indemnifying party to assume and conduct the defense of the claim or action with counsel reasonably satisfactory to the Indemnitee, and cooperate with the indemnifying party in the defense thereof; provided, however, that the omission to give such notice to the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the Indemnitee, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The Indemnitee shall have the right to employ separate counsel to represent the Indemnitee if the Indemnitee is advised by counsel that an actual conflict of interest makes it advisable for the Indemnitee to be represented by separate counsel and the reasonable expenses and fees of such separate counsel shall be paid by the indemnifying party.

     SECTION 12.4 PLUGGED WELLS. Notwithstanding any provisions in this Agreement to the contrary, Partner shall retain all liability and indemnify and hold Partnership harmless from and against any and all claims, obligations, actions, liabilities, damages or expenses arising out of or relating to wells which are inactive or plugged as of the Effective Date (except to the extent such claims, obligations, actions, liabilities, damages or expenses arise from the operation of the Properties by Partnership after the Effective Date) and not listed on EXHIBIT 4.13.

     SECTION 12.5 EXCLUSIVE REMEDY. If the Closing occurs, the sole and exclusive remedy of Partnership with respect to the Properties shall be pursuant to this Agreement except in the case of fraud or willful misconduct. Without limitation of the foregoing, the sole and exclusive remedy of Partnership for any and all (a) claims relating to any representation, warranties, covenants and agreements contained in this Agreement that survive Closing, (b) claims pursuant to or in connection with this Agreement and (c) other claims relating to the Properties and the purchase and sale thereof shall be (x) the right to seek injunctive relief, rescission (only in the case of fraud) or specific performance of or as to any obligations under this Agreement and (y) any right to indemnification set forth in this ARTICLE XII, and in furtherance of the foregoing, each party hereby waives and releases each other party from, to the fullest extent permitted under any applicable law, any and all claims it may have against each other party except as provided in this SECTION 12.4.

     SECTION 12.6 RETAINED LIABILITY. Partner hereby retains all liability relating to the Excluded Property and for any and all claims that may arise out of the facts or circumstances surrounding or arising in connection with the litigation set forth in Exhibit 4.6 ("Litigation Claim"). Partner shall, on the date of Closing, agree (and, upon delivery to Partnership of the Conveyance and Assignment, shall be deemed to have agreed), without limitation of any kind, to indemnify and hold Partnership harmless from and against any and all claims, obligations, actions, liabilities, damages, costs or expenses relating to the Excluded Property or Litigation Claim.

                                  ARTICLE XIII.

                                  CASUALTY LOSS

     SECTION 13.1 CASUALTY LOSS. In the event any material damage by fire or other casualty to the Properties occurs after the Effective Date and prior to the Closing that is covered by insurance, Partner shall, at Partnership's election and expense, either collect (and when collected pay over to Partnership), or assign to Partnership, such claims.

                                  ARTICLE XIV.

                                     NOTICES

     SECTION 14.1 NOTICES. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

     If to Partner:       F-W Oil Exploration L.L.C.
                          9821 Katy Freeway
                          Suite 1050
                          Houston, Texas 77024
                          Attention: Jim Brock
                          Fax No.: (713) 461-9321

     If to Partnership:   FWOE Partners L.P.
                          9821 Katy Freeway
                          Suite 1050
                          Houston, Texas 77024
                          Attention: Jim Brock
                          Fax No.: (713) 461-9321

     With a copy to:      Arthur J. Wright
                          Thompson & Knight L.L.P.
                          1700 Pacific Avenue, Suite 3300
                          Dallas, TX 75201
                          Fax No.: (214) 969-1751

and shall be considered delivered on the date of receipt. Any party may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other party, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.

                                   ARTICLE XV.

                                   COMMISSIONS

     SECTION 15.1 COMMISSIONS.

          (a) Partner agrees to indemnify and hold harmless Partnership from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Partner with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

          (b) Partnership agrees to indemnify and hold harmless Partner from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Partnership with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

                                  ARTICLE XVI.

                              INTENTIONALLY OMITTED

                                  ARTICLE XVII.

                              MISCELLANEOUS MATTERS

     SECTION 17.1 SURVIVAL OF PROVISIONS. All representations and warranties of Partner or Partnership contained in this Agreement, any Exhibit or in any certificate delivered at the Closing shall survive the Closing as follows (the applicable "INDEMNIFICATION PERIODS"): (a) the special warranty of title contained in the Conveyance shall survive until expiration of the applicable statute of limitations, and (b) all other representations and warranties of Partner shall only survive for twenty-four (24) months following the Closing. Any claim for indemnification for a breach of representation or warranty of Partner must be made prior to the expiration of the applicable Indemnification Period. Notwithstanding the foregoing, the obligation of each party hereto to indemnify any other party hereto shall continue after the expiration of the Indemnification Period with respect to any matter of which the party seeking indemnity hereunder shall have given the other party written notice as provided herein prior to the expiration of the Indemnification Period.

     SECTION 17.2 FURTHER ASSURANCES. As to those Properties described in EXHIBIT A, Partner intended to convey each property described therein subject to the Excluded Property. In order to effectuate and provide Partnership with the benefits of the transactions contemplated hereby, after the Closing, Partner shall execute and deliver, and shall otherwise cause to be executed and delivered, from time to time, such further instruments, notices, division orders, transfer orders and other documents, and do such other and further acts and things, as may be reasonably necessary to more fully and effectively grant, convey and assign the Properties to Partnership, including, but not limited to the execution of additional agreed instruments as may be required by the MMS to reflect a transfer of title in any federal leases subject hereto.

     SECTION 17.3 RECORDING. Immediately after Closing, Partnership shall, at Partnership's expense, file the Conveyance for recordation in the Official Public Records of Real Property of Aransas County, Texas.

Thereafter the Partnership shall submit a certified copy of the recorded Conveyance to the General Land Office of the State of Texas. In addition to the foregoing promptly after the qualifications of the Partnership to hold interests in the Offshore Properties are approved by the MMS, the Partner and the Partnership will execute an assignments of operating rights and an assignment of right of way covering the Offshore Properties on forms that comply with the applicable rules of the MMS and submit the same to the MMS for approval. The Partnership shall supply Partner with a true and accurate photocopy of the recorded and filed Conveyance within a reasonable period of time after the recording and filing thereof and shall supply the Partner with a true and accurate photocopy of the approved assignments of operating rights and right of way within a reasonable period of time after approval thereof is received from the MMS.

     SECTION 17.4 BINDING EFFECT; ASSIGNMENT OF AGREEMENT. Neither party shall have the right to assign its rights under this Agreement, without the prior written consent of the other party first having been obtained. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     SECTION 17.5 IMBALANCES. On the date of Closing (and, upon the delivery to Partnership of the Conveyances and Assignments), Partnership shall succeed to the position of Partner with respect to all gas imbalances. As a result of such succession Partnership shall (i) be entitled to receive any and all benefits, including payments of proceeds of production in excess of amounts which it would otherwise be entitled to produce and receive by virtue of ownership of the Oil and Gas Properties, which Partner would have been entitled to receive by virtue of such positions and (ii) shall be obligated to suffer any detriments (whether the same be in the form of obligations to deliver production which would have otherwise been attributable to its ownership of the Oil and Gas Properties without receiving full payment therefor, or be in the form of the obligation to make payment in cash) which Partner would have been obligated to suffer by virtue of such positions.

     SECTION 17.6 EXPENSES. Each party shall bear and pay all expenses incurred by it in connection with the transaction contemplated by this Agreement.

     SECTION 17.7 ENTIRE AGREEMENT - TIME OF THE ESSENCE. This Agreement and all related and referenced agreements and exhibits contain the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

     SECTION 17.8 PUBLIC STATEMENTS. Partner and Partnership shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior consent of the other party.

     SECTION 17.9 INJUNCTIVE RELIEF; EXCLUSION OF CONSEQUENTIAL AND EXEMPLARY DAMAGES. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity. Neither of the parties shall have any liability to the other, and each of the parties expressly waives any right it might otherwise have to recover from the other any consequential or exemplary damages as a result of any breach of this Agreement.

     SECTION 17.10 AMENDMENTS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the party against whom enforcement of the amendment, modification, supplement, restatement or discharge (or waiver) is sought.

     SECTION 17.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the internal laws of the State of Texas, applicable to contracts made and to be performed in such state, except when it is legally required that the laws of another jurisdiction governs. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within the State of Texas.

     SECTION 17.12 MULTIPLE COUNTERPARTS; FAX. This instrument may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively, one instrument. It is not necessary that each party hereto execute the same counterpart so long as identical counterparts are executed by each such party hereto. This instrument may be validly executed and delivered by facsimile or other electronic transmission.

     SECTION 17.13 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in a materially adverse manner with respect to either party.

     IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                        PARTNER:

                                        F-W OIL EXPLORATION L.L.C.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        PARTNERSHIP:

                                        FWOE PARTNERS L.P.

                                        BY: F-W OIL EXPLORATION L.L.C.
                                            ITS GENERAL PARTNER


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                  (Page 1 of 3)


                            Description of Properties

OPERATED PROPERTIES

PN-996 - OIL AND GAS LEASE NO. OCS-G 23130 dated effective December 1, 2001, by and between the United States of America, as Lessor, and F-W Oil Interests, Inc., as Lessee, covering all of Block 996, North Padre Island Area, East Addition, OCS Leasing Map, Texas Map No. 2A, containing 5,760 acres, more or less. (100.000% Working Interest; 78.1905% Net Revenue Interest) This lease is subject to the following document(s):

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PS-1145 - OIL AND GAS LEASE NO. OCS-G 24304 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering all of Block 1145, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, containing 5,760 acres, more or less. (100.000% Working Interest; 80.333% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PS-1152 - OIL AND GAS LEASE NO. OCS-G 24306 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering all of Block 1152, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, containing 5,760 acres, more or less. (100.000% Working Interest; 80.333% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PS-1166 - OIL AND GAS LEASE NO. OCS-G 24307 dated effective November 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering that portion of Block 1166, South Padre Island Area, OCS Leasing Map, Texas Map No. 1, seaward of the 3 Marine League Line, containing 3,254.81 acres, more or less. (100.000% Working Interest; 80.333% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

MI-526 - OIL AND GAS LEASE NO. OCS-G 24330 dated effective October 1, 2002, by and between the United States of America, as Lessor, and F-W Oil Exploration L.L.C., as Lessee, covering that portion of Block 526, Matagorda Island Area, OCS Leasing Map, Texas Map No. 4, seaward of the 3 Marine League Line, containing 1,328.89 acres, more or less insofar and only insofar as the lease covers and affects rights above the stratigraphic equivalent of 12,200 feet measured depth in the ELF OCS-G 4137 #A-4 or 10,700 feet true vertical depth, whichever is the lesser. (100.000% Working Interest; 77.000% Net Revenue Interest) This lease is subject to the following document(s):

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

                                    EXHIBIT A

                                  (Page 2 of 3)


ASSIGNMENT OF OVERRIDING ROYALTY INTEREST dated March 5, 2003 between F-W Oil Exploration L.L.C. and Stanley Lindsey and Richard Smith

LIKE KIND EXCHANGE AGREEMENT dated August 1, 2003, between F-W Oil Exploration L.L.C. and PetroCorp Incorporated

NON-OPERATED PROPERTIES

MI-721-L (S/2 OF NE/4) - AN UNDIVIDED 12.5% INTEREST IN OIL AND GAS LEASE NO. M-102165 dated effective October 2, 2001, by and between The State of Texas, as Lessor, in favor of Gryphon Exploration Company and F-W Oil Exploration L.L.C., as Lessees, covering 720 acres, being the South One-Half of the Northeast Quarter (S/2 of NE/4) of Tract 721-L, Gulf of Mexico, Aransas County, Texas, recorded under File #244820, of the Official Public Records of Aransas County, Texas. (12.500% Working Interest; 9.000% Net Revenue Interest) This lease is subject to the following document(s):

PARTICIPATION AGREEMENT dated October 1, 2001 and between Gryphon Exploration and F-W Oil Exploration L.L.C.

JOINT OPERATING AGREEMENT dated October 2, 2001, between Gryphon Exploration and F-W Oil Exploration L.L.C.

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

MI-721-L (S/2 OF NW/4) - AN UNDIVIDED 12.5% INTEREST OIL AND GAS LEASE NO. M-102166 dated effective October 2, 2001, by and between The State of Texas, as Lessor, in favor of Gryphon Exploration Company and F-W Oil Exploration L.L.C., as Lessees, covering 720 acres, being the South One-Half of the Northwest Quarter (S/2 of NW/4) of Tract 721-L, Gulf of Mexico, Aransas County, Texas, recorded under File #244821, of the Official Public Records of Aransas County, Texas. (12.500% Working Interest; 9.000% Net Revenue Interest) This lease is subject to the following document(s):

PARTICIPATION AGREEMENT dated October 1, 2001 and between Gryphon Exploration and F-W Oil Exploration L.L.C.

JOINT OPERATING AGREEMENT dated October 2, 2001, between Gryphon Exploration and F-W Oil Exploration L.L.C.

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

                                    EXHIBIT A

                                  (Page 3 of 3)


BS-41 - AN UNDIVIDED 12.5% INTEREST IN OIL AND GAS LEASE NO. OCS-G 21142 dated effective May 1, 1999, by and between the United States of America, as Lessor, and Case-Pomeroy Oil Corporation, as Lessee, covering all of Block 41, Breton Sound Area, OCS Leasing Map, Louisiana Map No. 10B, containing 4994.55 acres, more or less, insofar and only insofar as the lease covers and affects rights below 10,000 feet subsea true vertical depth. (12.500% Working Interest; 9.417% Net Revenue Interest) This lease is subject to the following document(s):

PARTICIPATION AGREEMENT dated November 25, 2002 between NCX Company, L.L.C. and F-W Oil Exploration L.L.C.

JOINT OPERATING AGREEMENT dated January 1, 2002 between NCX Company, L.L.C. and F-W Oil Exploration L.L.C.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

                                   EXHIBIT A-2

                                Excluded Property

1. All facilities, equipment and personal property not located on the properties described in Exhibit A (or on properties unitized, pooled or communitized therewith) or on the properties described in Exhibit B or on the Easements described in Exhibit 1.1(g), including without limitation office facilities and equipment, vehicles and boats.

2. Master Geophysical Data Use License [Number FWO-20021115] effective November 11, 2002, by and between Multi-Klient Invest AS and F-W Oil Exploration L.L.C.

3. Master License Agreement for Multi-client Seismic Data effective November 27, 2001, by and between WesternGeco L.L.C. and F-W Oil Exploration L.L.C.

4. Master License Agreement for Geohysical Data effective September 26, 2001 by and between TGS-NOPEC Geophysical Company and F-W Oil Exploration L.L.C.

5. All permits, licenses and governmental authorizations held by F-W Oil Exploration L.L.C. that are used in connection with the exploration, development, operations and maintenance of the Oil & Gas Properties.

6.   All office leases entered into by F-W Oil Explorations L.L.C.

7. Any seismic data or licenses thereto that cannot be assigned or transferred without the payment of additional fees or other charges.

8.   The following overriding royalty interests in the following Oil and Gas
     Properties:

                            LEASE                                      OPI
                            -----                                      ---
(i)   PN-996 - Oil and Gas Lease No. OCS-G 23130                2.5714% of 8/8ths
(ii)  MI-721-L (S/2 of NE/4) - Oil and Gas Lease No. M-102165   0.3750% of 8/8ths
(iii) MI-721-L (S/2 of NW/4) - Oil and Gas Lease No. M-102166   0.3750% of 8/8ths

                                    EXHIBIT B

                                    Pipeline

PIPELINE SEGMENT NUMBER: 15073; One 12 3/4 -inch pipeline, approximately 47.46 miles in length, under construction to gather and transport natural gas and condensate from South Padre Island Block 1166 "A" Platform through South Padre Island Blocks 1151, 1152, 1145, 1132, 1124, 1112, 1103, 1092, 1083, 1072, 1061,
1052, 1040, 1031, and North Padre Blocks 1018, 1011 to a 6-inch subsea tie-in in North Padre Island Block 996.

ASSIGNED RIGHT-OF-WAY NUMBER: 15073; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 15073.

PIPELINE SEGMENT NUMBER: 14516; One 6 -inch pipeline, approximately 13.14 miles in length, to gather and transport natural gas and condensate from the SSTI (subsea tie-in) assembly North Padre Island Block 996 to the 10-inch SSTI North Padre Island Block 967.

ASSIGNED RIGHT-OF-WAY NUMBER: 25340; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 14516.

                                    EXHIBIT C

                             Well and PUD Locations

NON-OPERATED PROPERTIES

     -    Breton Sound B-2 Sidetrack

     -    Breton Sound B-3 Sidetrack

     - Breton Sound B-6 Field extension well located due east of the #5 well and spud on August 2, 2005.

     - Breton Sound B-7 PUD Location located north of the #5 well and south of the #4 well.

                                 EXHIBIT 1.1(G)

                                   Easements

ASSIGNED RIGHT-OF-WAY NUMBER: 15073; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 15073.

ASSIGNED RIGHT-OF-WAY NUMBER: 25340; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 14516.

                                  EXHIBIT 1.1I

                                  (Page 1 of 3)


                                    Contracts

OPERATED PROPERTIES

NORTH PADRE ISLAND BLOCK 996

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PARTICIPATION AND JOINT OPERATING AGREEMENTS dated June 20, 2002, between F-W Oil Exploration L.L.C., Manti Resources, Inc. and Amorah L.L.C..

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

PURCHASE AGREEMENT dated November 14, 2003 between Walter Oil & Gas Corporation and F-W Oil Exploration L.L.C.

ASSIGNMENT AND BILL OF SALES AGREEMENT effective November 14, 2003, between Walter Oil & Gas Corporation et al and F-W Oil Exploration L.L.C.

INJECTED CONDENSATE TRANSPORTATION AGREEMENT dated November 21, 2003 between Williams Field Services Company and F-W Oil Exploration L.L.C.

LATERAL LINE INTERCONNECT AND REIMBURSEMENT AGREEMENT dated November 13, 2003 between Williams Field Services Company and F-W Oil Exploration L.L.C.

MEASUREMENT, REIMBURSEMENT AND OPERATING AGREEMENT dated October 13, 2003 between Williams Field Services Company and F-W Oil Exploration L.L.C.

SOUTH PADRE ISLAND 1145

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

SOUTH PADRE ISLAND 1152

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

SOUTH PADRE ISLAND 1166

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

MEASUREMENT, REIMBURSEMENT, CONSTRUCTION, AND OPERATING AGREEMENT dated June 16, 2005 between Transcontinental Gas Pipeline Corporation and F-W Oil Exploration L.L.C.

                                  EXHIBIT 1.1I

                                  (Page 2 of 3)


ENGINEERING AGREEMENT for New Receipt Point dated May 27, 2005 between Transcontinental Gas Pipeline Corporation and F-W Oil Exploration L.L.C.

MATAGORDA ISLAND 526

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

ASSIGNMENT OF OVERRIDING ROYALTY INTEREST dated March 5, 2003 between F-W Oil Exploration L.L.C. and Stanley Lindsey and Richard Smith

LIKE KIND EXCHANGE AGREEMENT dated August 1, 2003, between F-W Oil Exploration L.L.C. and PetroCorp Incorporated

NON-OPERATED PROPERTIES

MATAGORDA ISLAND 721

PARTICIPATION AGREEMENT dated October 1, 2001 and between Gryphon Exploration and F-W Oil Exploration L.L.C.

JOINT OPERATING AGREEMENT dated October 2, 2001, between Gryphon Exploration and F-W Oil Exploration L.L.C.

TRANSFERRING SHAREHOLDERS AGREEMENT dated October 9, 2002 between F-W Oil Exploration L.L.C. and the Transferring Shareholders.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

OPTION AGREEMENT FOR 8" PIPELINE OF COPANO FIELD SERVICES dated September 6, 2002 between Bass Enterprises Production Co. and Gryphon Exploration Company.

RIGHT-OF-WAY EASEMENT AGREEMENT dated March 23, 2003 between Bass Enterprises Production Co. and Gryphon Exploration Company.

FACILITIES AND PIPELINE OPERATING AGREEMENT dated September 6, 2002 between Bass Enterprises Production Co. and Gryphon Exploration Company.

GAS PURCHASE / GAS TRANSPORTATION AGREEMENT dated November 27, 2003 between Copano Field Services/Copano Bay, LP and Gryphon Exploration Company.

BRETON SOUND 41

PARTICIPATION AGREEMENT dated November 25, 2002 between NCX Company, L.L.C. and F-W Oil Exploration L.L.C.

                                  EXHIBIT 1.1I

                                  (Page 3 of 3)


JOINT OPERATING AGREEMENT dated January 1, 2002 between NCX Company, L.L.C. and F-W Oil Exploration L.L.C.

SUBSCRIPTION AGREEMENT dated August 27, 2003 between PrimeEnergy Corporation and F-W Oil Exploration L.L.C.

LIMITED PIPELINE CAPACITY LEASE, TIE-IN & PLATFORM USE AGREEMENT dated effective July 1, 2004 between Chevron U.S.A. Inc. and NCX Company L.L.C.

PLATFORM USE AND ACCESS AGREEMENT dated June 25, 2004 between Chevron Texaco and NCX Company L.L.C.

OPERATION AND MAINTENANCE AGREEMENT dated June 25, 2004 between Duke Energy Operating Company, L.L.C. and NCX Company, L.L.C.

TARRIFF AGREEMENT dated June 25, 2004 between Chevron Pipe Line Company and NCX Company L.L.C.

FACILITIES INTERCONNECT AND REIMBURSEMENT AGREEMENT dated April 28, 2004 between Texas Eastern Transmission, LP and NCX Company, L.L.C.

MONTH-TO-MONTH CONDENSATE SALES AGREEMENT dated May 11, 2005 between F-W Oil Exploration L.L.C. and Pacific Summit Energy LLC

MONTH-TO-MONTH BASE CONTRACT FOR SALE AND PURCHASE OF NATURAL GAS dated March 25, 2005 between F-W Oil Exploration L.L.C. and Pacific Summit Energy LLC

                                  EXHIBIT 1.1II

                               Pipeline Contracts

EXECUTED AWARD LETTER dated May 18, 2005 between F-W Oil Exploration L.L.C. and Horizon Offshore Contractors, Inc.

MASTER SERVICE AGREEMENT dated October 2, 2003 between F-W Oil Exploration L.L.C. and Horizon Offshore Contractors, Inc.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION MEASUREMENT, REIMBURSEMENT, CONSTRUCTION, AND OPERATING AGREEMENT dated June 16, 2005 between
Transcontinental Gas Pipeline Corporation and F-W Oil Exploration L.L.C.

ASSIGNED RIGHT-OF-WAY NUMBER: 15073; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 15073.

ASSIGNED RIGHT-OF-WAY NUMBER: 25340; A 200-foot wide right-of-way to install, operate and maintain Pipeline Segment Number 14516.

                                   EXHIBIT 4.6

                                   Litigation

In June of 2004, F-W Oil Exploration L.L.C. was notified of a claim (Cause No. 2004-17179) being assessed against FWOE by a former employee, Mr. Charles Kana, alleging that FWOE failed to assign to him promised overriding royalty interest.

                                 EXHIBIT 4.6(B)

                               Executive Personnel

JAMES R. BROCK, President and Chief Financial Officer

DOUGLAS C. NESTER, Chief Operating Officer

                                   EXHIBIT 4.7

                                 Basic Documents

Refer to Exhibits A, 1.1i and 1.1ii for all Basic Documents associated with this Transaction.

                                   EXHIBIT 4.8

                      Commitments, Abandonment or Proposals

BS-41 FIELD

     -    AFE # WO 5008 DATED 7/26/05, NET AMOUNT $861,138 (GROSS $6,889,100)

          This request for the B-2 ST will serve to document the costs required to fish 3-1/2" production tbg, P&A existing completion, set 7-5/8" whipstock @ 12,800', directionally drill to 15,154' MD/12,639' TVD, log & evaluate, run 5-1/2" production liner, perforate Tex-W sand and Frac-Pack as primary single, Run 2/7/8" production tubing. Flow back and clean up.

     -    AFE # PO 5002 DATED 6/21/05, NET AMOUNT $265,000 (GROSS $2,120,000)

          10 3/4" gas pipeline was moved during Hurricane Ivan. AFE cost is for replacing and covering 3100' of pipeline and covering the portion of the pipeline that was uncovered during the storm.

     -    AFE # WO 5004 DATED 6/21/05, NET AMOUNT $32,500 (GROSS $260,000)

          Run production logs on well #'s 2, 3, 4, and 5 during shut in period while pipeline is being repaired

     -    AFE # DO 5009 DATED 7/10/05, NET AMOUNT $1,207,987.50 (GROSS
          $9,663,900)

          This request for AFE will serve to document the costs required to drill the B-6 directional hole to 14,700' MD/ 12,750' TVD or sufficient depth to evaluate the Tex W sands. Completion costs will be presented under a separate AFE after final evaluations.

SPI BLOCK 1166/1145 FIELD AREA

     -    AFE # P-SPI 51705 DATED 5/17/05, NET AMOUNT $29,669,733 (GROSS
          $29,669,733)

          Installation of South Padre Island 12 and 6" pipelines

     -    AFE # F-SPI 51705 DATED 5/17/05, NET AMOUNT $8,643,682 (GROSS
          $8,643,682)

          Construction and installation of Block 1166 4-Pile platform and facilities

     -    AFE # F-SPI 1145-51705 DATED 5/17/05, NET AMOUNT $1,814,472 (GROSS
          $1,814,472)

          Construction and installation of Block 1145 Braced Caisson platform and facilities

MI 526

     - FRACTURE STIMULATION PROPOSAL dated February 23, 2005 from Halliburton to F-W Oil Exploration L.L.C. for an estimated cost of $541,000. Total estimated project cost for these operations is $700,000.

                                   EXHIBIT 4.9

                      Scheduled Production Sales Contracts

There exist no agreements or arrangements for the sale of production which are not cancelable on 90 days notice or less without penalty or detriment.

                                  EXHIBIT 4.13

                              Plugging Obligations

OPERATED PROPERTIES

     -    Matagorda Island 557 #1                         Shut-in

     -    North Padre Island 996 #1                       Producing

     -    South Padre Island 1166 A-1                     Shut-in

     -    South Padre Island 1166 A-2                     Shut-in

     -    South Padre Island 1166 A-3                     Shut-in

     -    South Padre Island 1152 A-1                     Shut-in


NON-OPERATED PROPERTIES

     -    Breton Sound B-2                                Shut-in

     -    Breton Sound B-3                                Producing

     -    Breton Sound B-4                                Producing

     -    Breton Sound B-5                                Producing

     -    Breton Sound B-6                                Drilling

     -    Matagorda Island 721 #1 (old, Lease M-102166)   Shut-in

     -    Matagorda Island 721 #1 (new, Lease M-102165)   Producing

                                  EXHIBIT 4.14

                            Non-Transferring Permits

There are no permits to be transferred into the Partnership.

                                  EXHIBIT 4.15

                           Reserve Report Information

BS-41 B-2, This well began to produce sand after a recent acid stimulation operation which has resulted in the well being incapable of production. Prior to this event, the well was producing at gross rates between 3 and 5 MMCFPD. The operator has since proposed a sidetracking of this well and issued AFE # WO 5008 to complete this work. F-W has executed this AFE and the rig is presently on location and will begin this work after completion of the B-6 drilling operations. It is anticipated that the proposed sidetrack operation will return the B-2 well to production at rates comparable or exceeding those prior to the well becoming incapable of production.

BS-41 B-2, B-3, B-4 AND B-5, During Hurricane Ivan in 2004, the 10" gas pipeline running from the Breton Sound 41 "B" platform to the Texas Eastern 24" pipeline was uncovered and moved out of its right-of-way (ROW). The Operator has proposed and issued AFE # PO 5002 to replace, re-route and bury the eastern 3130 feet of this line and to also re-bury the remaining portion of this line. The Operator estimates that the work which is anticipated to take place in the 3rd or 4th quarter of 2005 will result in the shut-in of production from the BS 41 "B" platform for potentially 10-14 days.

                                  EXHIBIT 4.23
                                  (Page 1 of 3)


                                    Insurance

                            F-W Oil Exploration, LLC
                           2004-05 Insurance Schedule

COMMERCIAL GENERAL LIABILITY
St. Paul Surplus Lines Ins. Co.
Policy No. MU05534748
Effective: November 1, 2004-05
Limits:    $ 1,000,000   General Aggregate
           $ 1,000,000   Products and Completed Operations Aggregate
           $ 1,000,000   Personal Injury - each person
           $ 1,000,000   Advertising Injury - each person
           $ 1,000,000   Sudden & Accidental Pollution incident
           $ 1,000,000   Each Event
           $   100,000   Premises Liability
           $     5,000   Medical Payments - per person
           $ 1,000,000   Hired & Non-Owned Auto Liability - CSL

OIL SPILL FINANCIAL RESPONSIBILITY
Underwriters at Lloyd's, London
Policy No. JHBAK04003973506
Effective: November 1, 2004-05
Limits:    $35,000,000   Combined Limit for all scheduled offshore
                         facilities

NON-OWNED AIRCRAFT LIABILITY
United States Aviation Underwriters, Inc.
Policy No. 360AC-056325
Effective: September 17, 2004-05
Limits:    $ 5,000,000   Combined Bodily Injury & Property Damage - Each
Occurrence
           $ 5,000,000   Personal Injury - Per Occurrence and in
                         Aggregate
           $     3,000   Medical Coverage - each person

WORKERS COMPENSATION
Texas Mutual Insurance Company
Policy No. SBP-0001110426
Effective: November 1, 2004-05
Limits:    Statutory     Workers Compensation
           $ 1,000,000   Employers Liability - Bodily Injury by
                         Accident
           $ 1,000,000   Employers Liability - Bodily Injury by Disease - each
employee
           $ 1,000,000   Employers Liability - Bodily Injury by Disease
                         - policy limit
           Statutory     United States Longshoreman & Harborworkers Act
           Statutory     Outer Continental Shelf Lands Act

MARITIME EMPLOYERS LIABILITY
Underwriters at Lloyd's, London
Policy No. LM002930T
Effective: November 1, 2004-05
Limits:    $ 1,000,000   Bodily Injury by Accident/Disease - any one
                         person/accident

                                  EXHIBIT 4.23
                                  (Page 2 of 3)


UMBRELLA LIABILITY
St. Paul Surplus Lines Insurance Co.
Policy No. MU05573184
Effective: November 1, 2004-05
Limits: $25,000,000   General Total Limit
        $25,000,000   Products and Completed Operations Total Limit
        $25,000,000   Personal Injury each person
        $25,000,000   Advertising Injury each person
        $25,000,000   Sudden & Accidental Pollution - each incident
        $25,000,000   Each Event
        EXCESS        Scheduled Underlying

EXCESS LIABILITY
Gotham Insurance Company
Policy No. MMO-26388ML204
Effective: November 2004-05
Limits: $10,000,000   General Total Limit
        $10,000,000   Products and Completed Operations Total Limit
        $10,000,000   Personal Injury each person
        $10,000,000   Advertising Injury each person
        $10,000,000   Sudden & Accidental Pollution - each incident
        $10,000,000   Each Event
        EXCESS        $25,000,000 and Scheduled Underlying

ENERGY PACKAGE
Underwriters at Lloyd's, London & Certain Companies
Policy No. JHB2M040072
Effective: November 1, 2004/05
Limits: SECTION 1     Control of Well & Extra Expense
        $20,000,000   Any One Occurrence - Area 1 and Area 2 Land
        $35,000,000   Any One Occurrence - Area 2 Wet and Area 3
        $ 1,000,000   Care Custody & Control

        SECTION 2     Offshore Property
        $ 3,143,000   Platform Schedule as of 5/17/05
        $ 6,104,000   Pipeline Schedule as of 11/1/04
                 25%  Removal of Debris

        SECTION 3     Onshore Property
        $   100,000   Schedule as of 11/1/04

        SECTION 4     Builder Risk as of 6/17/05
        $ 8,246,767   Platform - South Padre Island 1166 - ECV
        $ 1,641,992   Platform - South Padre Island 1145 - ECV
        $13,782,500   Pipeline - ECV
                 25%  Removal of Debris

                                  EXHIBIT 4.23
                                  (Page 3 of 3)


OFFICE CONTENTS
Hartford Lloyds Insurance Company
Policy No. 61 SBA NL9977
Effective: September 17, 2004-05
Limits: $   587,100   Business Personal Property
        $    10,000   Money & Securities - Inside
        $     5,000   Money & Securities - Outside
        12 Months     Business Interruption

                                  EXHIBIT 4.24

                                Easement Rentals

MATAGORDA ISLAND BLOCK 721, Bass Right-of-Way yearly rental of $3,125.00, ($25,000.00 gross)

                                  EXHIBIT 4.25

                           Interconnection Agreements

BRETON SOUND 41

LIMITED PIPELINE CAPACITY LEASE, TIE-IN & PLATFORM USE AGREEMENT dated effective July 1, 2004 between Chevron U.S.A. Inc. and NCX Company L.L.C.

OPERATION AND MAINTENANCE AGREEMENT between Duke Energy Operating Company, L.L.C. dated June 25, 2004 for M&R 73420, Breton Sound 41 production.

TARRIFF AGREEMENT with Chevron Pipe Line Company pertaining to the transportation and gathering of crude petroleum from Breton Sound 41 "B" Platform to Main Pas22 127.

FACILITIES INTERCONNECT AND REIMBURSEMENT AGREEMENT dated April 28, 2004 between Texas Eastern Transmission, LP and NCX Company, L.L.C.

MATAGORDA ISLAND 721

OPTION AGREEMENT FOR 8" PIPELINE OF COPANO FIELD SERVICES dated September 6, 2002 between Bass Enterprises Production Co. and Gryphon Exploration Company.

RIGHT-OF-WAY EASEMENT AGREEMENT dated March 23, 2003 between Bass Enterprises Production Co. and Gryphon Exploration Company.

FACILITIES AND PIPELINE OPERATING AGREEMENT dated September 6, 2002 between Bass Enterprises Production Co. and Gryphon Exploration Company.

GAS PURCHASE / GAS TRANSPORTATION AGREEMENT dated November 27, 2003 between Copano Field Services/Copano Bay, LP and Gryphon Exploration Company.

NORTH PADRE ISLAND 996

INJECTED CONDENSATE TRANSPORTATION AGREEMENT dated November 21, 2003 between Williams Field Services Company and F-W Oil Exploration L.L.C.

LATERAL LINE INTERCONNECT AND REIMBURSEMENT AGREEMENT dated November 13, 2003 between Williams Field Services Company and F-W Oil Exploration L.L.C.

MEASUREMENT, REIMBURSEMENT AND OPERATING AGREEMENT dated October 13, 2003 between Williams Field Services Company and F-W Oil Exploration L.L.C.

SOUTH PADRE ISLAND BLOCKS 1166, 1152 AND 1145

TRANSCONTINENTAL GAS PIPE LINE CORPORATION MEASUREMENT, REIMBURSEMENT, CONSTRUCTION, AND OPERATING AGREEMENT dated June 16, 2005 between
Transcontinental Gas Pipeline Corporation and F-W Oil Exploration L.L.C.

ENGINEERING AGREEMENT FOR NEW RECEIPT POINT dated May 27, 2005 between Transcontinental Gas Pipeline Corporation and F-W Oil Exploration L.L.C.

                                  EXHIBIT 4.31

                           Commitments to Expend Funds

BS-41 FIELD

     -    AFE # WO 5008 DATED 7/26/05, NET AMOUNT $861,138 (GROSS $6,889,100)

          This request for the B-2 ST will serve to document the costs required to fish 3-1/2" production tbg, P&A existing completion, set 7-5/8" whipstock @ 12,800', directionally drill to 15,154' MD/12,639' TVD, log & evaluate, run 5-1/2" production liner, perforate Tex-W sand and Frac-Pack as primary single, Run 2/7/8" production tubing. Flow back and clean up.

     -    AFE # PO 5002 DATED 6/21/05, NET AMOUNT $265,000 (GROSS $2,120,000)

          10 3/4" gas pipeline was moved during Hurricane Ivan. AFE cost is for replacing / covering 3100' of pipeline and covering the portion of the pipeline that was uncovered during the storm.

     -    AFE # WO 5004 DATED 6/21/05, NET AMOUNT $32,500 (GROSS $260,000)

          Run production logs on well #'s 2, 3, 4, and 5 during shut in period while pipeline is being repaired

     -    AFE # D05009 DATED 7/10/05, NET AMOUNT $1,207,987.50 (GROSS
          $9,663,900)

          This request for AFE will serve to document the costs required to drill a directional B-6 hole to 14,700' MD/ 12,750' TVD or sufficient depth to evaluate the Tex W sands. Completion costs will be presented under a separate AFE after final evaluations.

SPI BLOCK 1166/1145 FIELD AREA

     -    AFE # P-SPI 51705 DATED 5/17/05, NET AMOUNT $29,669,733 (GROSS
          $29,669,733)

          Installation of South Padre Island 12 and 6" pipelines

     -    AFE # F-SPI 51705 DATED 5/17/05, NET AMOUNT $8,643,682 (GROSS
          $8,643,682)

          Construction and installation of Block 1166 4-Pile platform and facilities

     -    AFE # F-SPI 1145-51705 DATED 5/17/05, NET AMOUNT $1,814,472 (GROSS
          $1,814,472)

          Construction and installation of Block 1145 Braced Caisson platform and facilities

                         EXHIBIT 6.5 - VALUE ALLOCATION
                    F-W OIL EXPLORATION L.L.C. - CONTRIBUTOR

         FIELD NAME                  LEASE NAME               COUNTY         STATE   MAJOR   RSV_CAT   $ VALUE ALLOCATION
         ----------                  ----------         ------------------   -----   -----   -------   ------------------
BRETON SOUND BLOCK 41          BS41-21141-B2            OFFSHORE             LA      GAS     PDP           1,514,954.65
BRETON SOUND BLOCK 41          BS41-21141-B3            OFFSHORE             LA      GAS     PDP               1,443.44
BRETON SOUND BLOCK 41          BS41-21141-B3-ST         OFFSHORE             LA      GAS     PUD             425,657.37
BRETON SOUND BLOCK 41          BS41-21141-B4            OFFSHORE             LA      GAS     PDP           1,484,034.71
BRETON SOUND BLOCK 41          BS41-21141-B5            OFFSHORE             LA      GAS     PDP           7,631,204.69
MATAGORDA ISLAND 526           OCS-G-24330 NO. 1        OFFSHORE MATAGORDA   TX      GAS     PDBP          1,353,138.93
MATAGORDA ISLAND 526           OCS-G-24330 NO. 1        OFFSHORE             TX      GAS     PDSI          1,604,422.50
MATAGORDA ISLAND 721           MI721-SLM102165-2(NEW)   CALHOUN              TX      GAS     PDP              10,046.48
NORTH PADRE ISLAND 996         OCS-G-23130 NO. 1        OFFSHORE             TX      GAS     PDP           2,437,568.07
SOUTH PADRE ISLAND 1166/1145   OCS-G-24306 NO. 1        OFFSHORE             TX      GAS     PDSI          5,922,377.74
SOUTH PADRE ISLAND 1166/1145   OCS-G-24307 NO. 1        OFFSHORE             TX      GAS     PDSI         10,023,926.10
SOUTH PADRE ISLAND 1166/1145   OCS-G-24307 NO. 2        OFFSHORE             TX      GAS     PDSI         10,023,926.10
SOUTH PADRE ISLAND 1166/1145   OCS-G-24307 NO. 3        OFFSHORE             TX      GAS     PDSI            524,499.22
                                                                                                          -------------
TOTAL ALLOCATED VALUE                                                                                     42,957,200.00
                                                                                                          =============

                                   EXHIBIT 6.6

                                      Liens

Pursuant to the following Agreements, all assets listed in Exhibit A have a lien held by Guaranty Bank, FSB whose address is 333 Clay Street, Suite 4400 Houston, Texas 77002. The Trustee of these Agreements is Arthur R. Gralla Jr.

MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION dated April 27, 2005 between Guaranty Bank, FSB and F-W Oil Exploration L.L.C. for South Padre Island Block 1152 and 1145.

MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF PRODUCTION dated March 15, 2005 between Guaranty Bank, FSB and F-W Oil Exploration L.L.C. for South Padre Island Block 1166.

CREDIT AGREEMENT dated December 28, 2004 between Guaranty Bank, FSB and F-W Oil Exploration L.L.C. for North Padre Island Block 996, Breton Sound Block 41 and Matagorda Island Leases in 721-L.

                                   EXHIBIT 6.7

                                      BONDS

                                                                    TERM
                                                           ----------------------
AREA    POLICY #     AMOUNT        TYPE / DESCRIPTION      EFFECTIVE   EXPIRATION
----   ----------   --------   -------------------------   ---------   ----------
AREAWIDE - GOM
       RLB0004939   $300,000   Areawide - Lease Holdings     9/24/04     9/24/05

NORTH PADRE 996
       RLB0004501    150,000   Supplemental Plugging         5/05/05     5/05/06
       RLB0004628    500,000   Development                   6/19/05     6/19/06
       RLB0004671    800,000   Supplemental Plugging         7/01/05     7/01/06

MATAGORDA ISLAND 526
       RLB0006842    500,000   Development                   1/20/05     1/20/06
       RLB0007013    300,000   Supplemental Plugging         3/18/05     3/18/06

SOUTH PADRE 1166
       RLB0007516    200,000   Lease Exploration             8/17/04     8/17/05
       B001240       900,000   Supplemental Plugging        10/26/04    10/26/05

SOUTH PADRE 1152
       RLB0007517    200,000   Lease Exploration             8/18/04     8/18/05
       B001241       150,000   Supplemental Plugging        10/26/04    10/26/05

SOUTH PADRE 1145
       RLB0007540    200,000   Lease Exploration             8/30/04     8/30/05
       B001239       400,000   Supplemental Plugging        10/26/04    10/26/05

PADRE ISLAND PIPELINE
       RLB0007116    300,000   Pipeline Right of Way         4/19/05     4/19/06

                                 EXHIBIT 9.2(A)

NOTICE OF CONFIDENTIALITY RIGHTS; IF YOU ARE A NATURAL PERSON YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER

          CONVEYANCE OF OIL, GAS AND MINERAL INTERESTS AND BILL OF SALE

                                      FROM

                           F-W OIL EXPLORATION L.L.C.

                                       TO

                               FWOE PARTNERS L.P.

          CONVEYANCE OF OIL, GAS AND MINERAL INTERESTS AND BILL OF SALE

          F-W Oil Exploration L.L.C. (herein called "Grantor") does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto FWOE Partners L.P. (herein called "Grantee"), whose address is 9821 Katy Freeway, Suite 1050, Houston, Texas 77024, in satisfaction of Grantor's obligation to contribute and assign such interest under the Agreement of Limited Partnership between Grantor and Grantee, dated August 22, 2005, the "Subject Properties" which are, collectively, all of the following described properties, rights and interests, but specifically excluding the Excluded Properties (hereinafter defined):

          (a) An undivided 60.08% of the interests set forth in EXHIBIT A in the properties described therein, including 60.08% of the working interest and net revenue interest percentages set forth in EXHIBIT A in each such property.

          (b) Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Grantor in and to the oil, gas and other minerals in and under or that may be produced from the lands and wells described in EXHIBIT A hereto (including, without limitation, interests in oil, gas and/or mineral leases, overriding royalties, production payments, net profits, fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in a description set forth in such EXHIBIT A or be described in such EXHIBIT A by reference to another instrument (and subject to any depth limitations that may be set forth in such EXHIBIT A or in any such instrument so referred to for description);

          (c) All rights, titles and interests of Grantor in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations, designations and/or orders (including, without limitation, those described on Exhibit A hereto) and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and/or declarations) relating to the properties described in SUBPARAGRAPHS (A) and (B) above;

          (d) All rights, titles and interests of Grantor in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including but not by way of limitation, all wells, wellhead equipment, pumping units, flowlines, tanks, platforms, buildings, salt water disposal facilities, injection facilities, compression facilities, gathering systems, and other equipment), used in connection with the exploration, development, operation or maintenance of the properties described in paragraphs (a), (b) and (c) above, and, to the extent assignable, in and to all permits and licenses (including, without limitation, all environmental and other governmental permits, licenses and authorizations), rights of way, easements, and other rights of surface use and other rights and interests used in connection with the exploration, development, operation or maintenance of any of the properties described in SUBPARAGRAPHS (A), (B) and (C) above;

          (e) All right, title and interest of the Grantor in the pipeline and appurtenant, equipment, facilities and fixtures which are described on EXHIBIT B, attached hereto and made part hereof (the "PIPELINE");

          (f) All right, title and interest of Grantor in, to the extent assignable, any and all permits, licenses and governmental authorizations that are necessary or appropriate for the construction, installation, operation, maintenance, repair, replacement and ownership of the Pipeline (the "PERMITS");

          (g) All right, title and interest of Grantor in the easements, right-of-way agreements, surface site leases or other interests described on EXHIBIT 1.1(G) attached hereto and made part hereof and any other easements, or right-of-way agreements owned by Grantor that are used for the ownership, operation, maintenance, repair or replacement of the Pipeline (the "EASEMENTS");

          (h) All unexpired warranties, claims, rights, or causes of action Grantor may have against third parties that relate to the Pipeline, Easements, and Permits to the extent assignable;

          (i) All right, title and interest of Grantor in and to all presently existing and valid production sales contracts, operating agreements, and other agreements and contracts which (i) relate to any of the properties described in SUBPARAGRAPHS (A), (B) and (C) above; and (ii) are listed on
     EXHIBIT 1.1(I) attached hereto and made a part hereof and further including those to construct, maintain and operate the Pipeline listed on EXHIBIT 1.1(II); and

          (j) All of Grantor's lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys (to the extent such transfer is allowed without breaching of any agreements underlying such seismic records and surveys and expressly not including any seismic data), gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above and that are assignable without payment of additional fees or charges.

     NOTWITHSTANDING THE FOREGOING, the Subject Properties specifically do not include and expressly exclude the property, assets, contracts and other rights described in EXHIBIT A-2, attached hereto and made a part hereof for all purposes (the "Excluded Properties"), TO HAVE AND TO HOLD the Subject Properties unto Grantee, its successors and assigns, forever.

     GRANTOR BINDS ITSELF AND ITS SUCCESSORS AND ASSIGNS TO WARRANT AND FOREVER DEFEND TITLE TO THE SUBJECT PROPERTIES (INCLUDING, BUT NOT LIMITED TO, THOSE WORKING INTERESTS AND NET REVENUE INTERESTS DESCRIBED IN EXHIBIT A HERETO) UNTO GRANTEE, ITS SUCCESSORS AND ASSIGNS AGAINST EVERY PERSON LAWFULLY CLAIMING OR TO CLAIM ALL OR ANY PART OF THE SUBJECT PROPERTIES BY, THROUGH AND UNDER GRANTOR BUT NOT OTHERWISE; PROVIDED, HOWEVER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THIS CONVEYANCE IS MADE SUBJECT TO (A) ALL EASEMENTS, EXCEPTIONS, COVENANTS, CONDITIONS, RESTRICTIONS, RESERVATIONS, AND RIGHTS APPEARING OF RECORD AND (B) EASEMENTS, OPERATING AGREEMENTS, AND OTHER USUAL AND CUSTOMARY OIL AND GAS AGREEMENTS WHICH ARE TYPICALLY NOT RECORDED, ALL EXCEPT FOR ANY SUCH EASEMENT, AGREEMENT OR OTHER CONDITION DESCRIBED IN THE IMMEDIATELY PRECEDING CLAUSES (A) AND (B) THAT WOULD RESULT IN GRANTEE RECEIVING LESS THAN AN UNDIVIDED 60.08% OF THE NET REVENUE INTEREST PERCENTAGES SET FORTH ON EXHIBIT A IN AND TO ALL HYDROCARBONS PRODUCED FROM THE SUBJECT PROPERTIES AND WOULD OBLIGATE GRANTEE TO BEAR COSTS AND EXPENSES RELATING TO THE MAINTENANCE, DEVELOPMENT AND OPERATIONS OF THE SUBJECT PROPERTIES GREATER

THAN AN UNDIVIDED 60.08% OF THE WORKING INTEREST PERCENTAGES SET FORTH ON EXHIBIT A.

     OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET OUT IN THE CONTRIBUTION AGREEMENT (DESCRIBED BELOW) AND IN THIS CONVEYANCE, GRANTOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SUBJECT PROPERTIES OR THE TRANSACTION CONTEMPLATED HEREBY, AND GRANTEE AGREES THAT THE SUBJECT PROPERTIES ARE BEING SOLD BY GRANTOR "WHERE IS" AND "AS IS", WITH ALL FAULTS. SPECIFICALLY AS A PART OF (BUT NOT IN LIMITATION OF) THE FOREGOING, GRANTEE ACKNOWLEDGES THAT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET OUT IN THE CONTRIBUTION AGREEMENT AND IN THIS CONVEYANCE, GRANTOR HAS NOT MADE, AND GRANTOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED, UNDER COMMON LAW, BY STATUTE OR OTHERWISE) AS TO THE TITLE OR CONDITION OF THE SUBJECT PROPERTIES (INCLUDING WITHOUT LIMITATION, GRANTOR DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

     Grantor agrees to execute and deliver to Grantee, from time to time, such other and additional instruments, notices, division orders, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee the Subject Properties. Without limitation of the foregoing, separate assignments of the Subject Properties or portions thereof may be executed on separate forms by Grantor to Grantee in order to satisfy applicable statutory and/or governmental regulatory requirements (including, but not limited to, requirements of the Minerals Management Service, U.S. Department of the Interior). Such assignments shall be deemed to contain all of the rights, titles, interests, estates, warranties, powers and privileges set forth herein as fully as though the same were set forth in each such assignment. In the event that any conflict or ambiguity exists between this Conveyance and any such assignment filed in accordance with statutory and/or governmental regulatory requirements, the terms and provisions of the latter such assignment(s) shall govern and control. The properties, rights, titles interests and estates conveyed by any such assignment are included among, and not in addition to, the Subject Properties conveyed herein.

     This Conveyance is being executed in several original counterparts, all of which are identical except that, to facilitate filing and recording, counterparts to be filed and recorded in the appropriate records of each county or parish have included in the Exhibits only the parts thereof containing the specific descriptions of the property located in said county or parish. Every counterpart of this Conveyance shall be deemed to be an original for all purposes, and all of the counterparts together shall constitute one and the same instrument. Notwithstanding the foregoing, a counterpart of this Conveyance with the complete Exhibits thereto will be recorded in the appropriate records of Aransas County, Texas. Each counterpart of this Conveyance containing less than all of the specific descriptions in the Exhibits include the omitted descriptions by reference to counterparts of the Conveyance containing all of the specific descriptions in the Exhibits.

     The validity of this Conveyance with respect to title to real (immovable) property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is located. All other matters with respect to this Conveyance, including, without limitation, the warranties contained herein and the remedies arising from such warranties, shall be governed by and construed in accordance with the laws of the State of Texas, excluding any conflicts-of-law rule or principle which might refer same to another jurisdiction.

     This Conveyance is made subject to that certain Contribution Agreement between Grantor and Grantee dated August 22, 2005. Such agreement contains certain representations, warranties, covenants and agreements between the parties, which survive the delivery of this Conveyance, as more particular provided for therein, BUT THIRD PARTIES MAY CONCLUSIVELY RELY ON THIS CONVEYANCE TO VEST TITLE TO THE SUBJECT PROPERTIES IN GRANTEE.

     IN WITNESS WHEREOF this Conveyance has been executed by Grantor on the date of its acknowledgment effective as to runs of oil and deliveries of gas, and for all other purposes, as of 9:00 a.m. Central Daylight Time on April 1, 2005.

                                        F-W OIL EXPLORATION L.L.C.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

STATE OF TEXAS        )
                      )
COUNTY OF _________   )

     The foregoing instrument was acknowledged before me this ____ day of _____________, 2005, by ____________________________.


                                        ----------------------------------------
                                        Notary Public in and for the State of
                                        Texas